Exhibit 10.42
CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

CUSTOMER CARE AND BILLING SERVICES AGREEMENT
BETWEEN
CLEARWIRE US LLC (“Clearwire”)
AND
AMDOCS SOFTWARE SYSTEMS LIMITED
(“Amdocs”)

[*****]	- 1 -
Amended and Restated Customer Care and Billing Services Agreement		Confidential

TABLE OF CONTENTS

Contents
1	TRANSITION; [*****]			11
2	AMDOCS SERVICES			11
	2.1	Generally		11
		2.1.1	Implementation	12
		2.1.2	Disaster Recovery Plan	12
		2.1.3	Additional Releases	13
	2.2	Maintenance Services		13
	2.3	Committed Operation Services		13
	2.4	[*****]		13
	2.5	Additional Services; Change Request Procedure		13
		2.5.1	Additional Services	13
		2.5.2	Change Request Procedure	14
	2.6	Creditable Performance Specifications		14
	2.7	Non-Exclusivity		15
	2.8	[*****]		15
3	RESPONSIBILITIES OF CLEARWIRE			15
	3.1	Generally		15
	3.2	Overhead; Supplies		15
4	RELATIONSHIP MANAGEMENT			16
	4.1	Steering Committee		16
	4.2	Personnel		16
		4.2.1	Key Personnel	16
		4.2.2	Program Managers	17
		4.2.3	Additional Personnel	17
		4.2.4	Non-Solicitation of Employees	17
		4.2.5	Responsibility of Personnel	17
		4.2.6	Individual Performance	17
	4.3	Acceptance Testing		18
		4.3.1	Software Component Testing	18
		4.3.2	Non Software Acceptance	19

Customer Care and Billing Services Agreement	Confidential

		4.3.3	[*****]	19
		4.3.4	Initial release and related documentation	19
		4.3.5	Assignment of testing responsibilities	19
	4.4	Dispute Resolution		19
		4.4.1	Disputes	19
		4.4.2	Unresolved Disputes	20
		4.4.3	No Termination or Suspension of Services	20
		4.4.4	Injunctive Relief	20
	4.5	Clearwire’s Policies		20
5	CHARGES, CREDITS AND PAYMENTS			21
	5.1	Generally		21
		5.1.1	Charges	21
		5.1.2	Adjustment of Charges	22
		5.1.3	License to Generic Product	22
	5.2	Reporting, Invoicing and Payment		23
		5.2.1	Reports	23
		5.2.2	Invoicing of License, and Implementation Fees	23
		5.2.3	Invoicing of Monthly Subscriber Fee	23
		5.2.4	Invoicing of Additional Services	23
		5.2.5	Invoices	24
		5.2.6	Performance Credits and Bonuses	24
		5.2.7	Payments	24
		5.2.8	Third Party Services	25
		5.2.9	Taxes	26
	5.3	Expenses		27
6	TERM AND TERMINATION			27
	6.1	Term		27
	6.2	Termination For Convenience; Termination For Force Majeure; Termination For Financial Instability; Effect Of Termination		27
		6.2.1	Termination for Convenience	27
		6.2.2	Termination for Force Majeure Event	28
		6.2.3	Termination for Financial Instability	28
		6.2.4	Effect of Termination	29

Customer Care and Billing Services Agreement	Confidential

	6.3	Termination for Cause		29
		6.3.1	Critical Defaults	29
		6.3.2	Material Defaults	29
		6.3.3	Other Defaults	30
	6.4	Extension of Services		30
	6.5	Transfer Assistance		30
7	CONFIDENTIAL INFORMATION AND SECURITY			31
	7.1	Generally		31
	7.2	Exclusions		32
	7.3	Required Disclosure		32
	7.4	Notification		32
	7.5	Return of Confidential Information		33
	7.6	Confidentiality Agreements		33
	7.7	Security		33
	7.8	Off shore [*****]		33
8	INTELLECTUAL PROPERTY RIGHTS			34
	8.1	Ownership of Customized Materials; License to Use Customized Materials		34
		8.1.1	Allocation of Rights	34
		8.1.2	Categories of Customized Materials	35
		8.1.3	Escrow	38
		8.1.4	In-Sourcing	40
		8.1.5	Intellectual Property Protection	40
	8.2	Ownership of Standard Materials; License to Use Standard Materials		40
		8.2.1	Ownership by Amdocs	40
		8.2.2	License to Standard Materials	40
	8.3	Copyright Notice		41
	8.4	Rights and Licenses		41
		8.4.1	Amdocs Third Party Materials	41
		8.4.2	Clearwire Third Party Materials	42
9	INDEMNIFICATION AND INSURANCE			42
	9.1	Indemnity by Amdocs and Clearwire		42
	9.2	Tax Indemnity by Amdocs		42

Customer Care and Billing Services Agreement	Confidential

	9.3	Third Party Matters		43
	9.4	Indemnification Procedures		43
	9.5	Subrogation		44
	9.6	Insurance		44
10	LIMITATION OF LIABILITY; REMEDIES			45
	10.1	Limitation of Liability and Disclaimers		46
	10.2	Remedies		46
		10.2.1	Remedies	46
		10.2.2	Attorney’s Fees	46
	10.3	Breach		47
	10.4	Delay		47
11	WARRANTY			47
	11.1	Authorization and Enforceability		47
	11.2	Compliance with Laws and Obligations		48
	11.3	Additional Amdocs’ Representations, Warranties and Covenants		48
12	DEFINITIONS; INTERPRETATION			49
	12.1	Defined Terms		49
		12.1.1	Acceptance Testing	50
		12.1.2	Account	50
		12.1.3	Additional Licenses	50
		12.1.4	Additional Licenses Fees	50
		12.1.5	Additional Release	50
		12.1.6	Additional Services	50
		12.1.7	Additional Services Fees	50
		12.1.8	Additional Services Order or ASO	50
		12.1.9	Affiliate	51
		12.1.10	Agreement	51
		12.1.11	Amdocs	51
		12.1.12	Amdocs Competitor	51
		12.1.13	Amdocs Indemnitees	51
		12.1.14	Amdocs Integration Testing	51
		12.1.15	Amdocs Legal Requirements	51

Customer Care and Billing Services Agreement	Confidential

12.1.16	Amdocs Program Manager	51
12.1.17	Amdocs Rate	51
12.1.18	Amdocs Testing Activities	52
12.1.19	API DFS	52
12.1.20	Arbitrator	52
12.1.21	[*****]	52
12.1.22	[*****]	52
12.1.23	Audits	52
12.1.24	Change Requests or CRs	52
12.1.25	Change Requests Charges or CRs Charges	52
12.1.26	Change Requests Form or CR Request Form	52
12.1.27	Clearwire	52
12.1.28	Clearwire 4G Portal	53
12.1.29	Clearwire 4G	53
12.1.30	Clearwire Business Initiative	53
12.1.31	Clearwire Competitor	53
12.1.32	Clearwire Data	53
12.1.33	Clearwire-Owned Property	53
12.1.34	Clearwire Entity	54
12.1.35	Clearwire Indemnitees	54
12.1.36	Clearwire Legal Requirements	54
12.1.37	Clearwire’s Program Manager	54
12.1.38	Clearwire Restricted Data	54
12.1.39	Clearwire Testing Activities	54
12.1.40	Committed Operation Services	54
12.1.41	Computable Amounts	54
12.1.42	Confidential Information	55
12.1.43	Conversion Testing	55
12.1.44	CPSs	55
12.1.45	Critical Defaults	55
12.1.46	Customized Product	55
12.1.47	Customized Materials	55

Customer Care and Billing Services Agreement	Confidential

12.1.48	Customization	56
12.1.49	Customization Services	56
12.1.50	Data Center	56
12.1.51	Data and Modified Data	56
12.1.52	Default	56
12.1.53	Defense	57
12.1.54	Delay	57
12.1.55	Deliverables	57
12.1.56	Device	57
12.1.57	Disabling Device	57
12.1.58	Disentanglement Obligations	58
12.1.59	Dispute Resolution Process	58
12.1.60	Documentation	58
12.1.61	Due Date	58
12.1.62	Effective Date	58
12.1.63	Feature	58
12.1.64	Final Acceptance	58
12.1.65	Final Conversion Date	58
12.1.66	Final Conversion Milestone	59
12.1.67	Force Majeure Event	59
12.1.68	GAAP	59
12.1.69	Generic Product	59
12.1.70	Impact Assessment Document	59
12.1.71	Implementation Fees	59
12.1.72	Implementation Contact and Escalation List	59
12.1.73	[*****]	59
12.1.74	Infringement Claims	59
12.1.75	Initial Release	60
12.1.76	Interest	60
12.1.77	Interconnectivity Testing	60
12.1.78	International Affiliate	60
12.1.79	Issues	60

Customer Care and Billing Services Agreement	Confidential

12.1.80	Key Personnel	60
12.1.81	License Fees	60
12.1.82	Maintenance Services	60
12.1.83	Major Additional Release	61
12.1.84	Materials	61
12.1.85	Milestones	61
12.1.86	Monthly Subscriber Fees	61
12.1.87	Offer	61
12.1.88	Other Default	61
12.1.89	Overall CPS Score	61
12.1.90	Overall Timeline	61
12.1.91	Party	61
12.1.92	Payment Method	61
12.1.93	Performance Credits	62
12.1.94	Performance Testing	62
12.1.95	Person	62
12.1.96	Personnel	62
12.1.97	Privacy Restricted Data	62
12.1.98	Project Plan	62
12.1.99	Release	62
12.1.100	Root-Cause Analysis	62
12.1.101	Sales and Use Taxes	62
12.1.102	SAS Document	63
12.1.103	Services	63
12.1.104	Software Components	63
12.1.105	Software/Hardware Environments	63
12.1.106	Specifications	63
12.1.107	Standard Materials	63
12.1.108	Steering Committee	64
12.1.109	Sub System Testing	64
12.1.110	Subcontractor	64
12.1.111	Subscriber	64

Customer Care and Billing Services Agreement	Confidential

		12.1.112	Subsidiary	64
		12.1.113	Suspension	65
		12.1.114	System Test Results	65
		12.1.115	System Testing	65
		12.1.116	Term	65
		12.1.117	Termination Date	65
		12.1.118	Termination Notice	65
		12.1.119	Termination Statement	65
		12.1.120	Testing Activities	65
		12.1.121	Testing Environment	65
		12.1.122	Third Party	65
		12.1.123	Unfavorable CPS Points	66
		12.1.124	Unit Testing	66
		12.1.125	United States	66
	12.2	Interpretation		66
13	GENERAL			66
	13.1	Assignment and Binding Nature		66
	13.2	Audits, Records		67
	13.3	Data Privacy		69
	13.4	Force Majeure		69
	13.5	Freedom of Action		70
	13.6	Governing Law and Jurisdiction		71
	13.7	Risk of Loss		71
	13.8	Interpretation		71
	13.9	Modifications		72
	13.10	Notifications and Approvals		72
	13.11	Publicity		74
	13.12	Relationship, Subcontractors		74
	13.13	Severability		75
	13.14	Survival		75
	13.15	Third Party Beneficiaries		75
	13.16	Waiver		75

Customer Care and Billing Services Agreement	Confidential

13.17	Captions; Section Numbers	76
13.18	Counterparts	76
13.19	Entire Agreement	76
13.20	Order of Precedence	76
LIST OF EXHIBITS AND SCHEDULES

Schedule	Title
Schedule A	Customized Product Functionality, Implementation and Conversion Roles and Responsibilities
Schedule B	Roles and Responsibilities
Schedule C	Creditable Performance Specifications (CPSs)
Schedule D	Charges
Schedule E	Data Centers
Schedule F	Steering Committee
Schedule G	Key Personnel and Program Manager
Schedule H	Overall Timeline
Schedule I	Place Holder
Schedule J	Envelope Parameters
Schedule K	Party Competitors
Schedule L	Clearwire Third Party Materials
Schedule M	Form of Additional Services
Schedule N	Services Matrix
Schedule O	Change Request Procedure
Schedule P	Privacy and Security Attachment

Exhibits
Exhibit A	Electronic Payment Platform
Exhibit B	Form of Statement by Clearwire Regarding Termination

Customer Care and Billing Services Agreement	Confidential

CUSTOMER CARE AND BILLING SERVICES AGREEMENT
     THIS CUSTOMER CARE AND BILLING SERVICES AGREEMENT (“Agreement”) is made as of the 31 day of March 2009 (the “Effective Date”) by and between CLEARWIRE US LLC, a limited liability company organized under the laws of the State of Nevada, having offices at 4400 Carillon Point, Kirkland, WA 98033 (hereinafter referred to as “Clearwire”); and AMDOCS SOFTWARE SYSTEMS LIMITED, a company incorporated under the laws of Ireland having offices at First Floor, Block S, East Point Business Park, Dublin 3, Ireland (hereinafter referred to as “Amdocs”).
RECITALS
     A. Clearwire, with its Subsidiaries and Affiliates, operates a WiMAX network.
     B. Amdocs provides customer care and billing software and services for operators of wireless networks.
     C. Amdocs and [*****], a Subsidiary of Clearwire, are parties through divestiture to that certain Additional Services Order [*****], issued pursuant to the provisions of that certain Amended and Restated Customer Care and Billing Services Agreement between Amdocs and [*****], as amended (the “Original Agreement”), pursuant to which Amdocs provides customer care and billing system and related services for the 4G operation operated by [*****].
     D. For and in consideration of the mutual promises and covenants contained herein, the Parties, intending to be legally bound, hereby contract and agree as follows (capitalized terms herein not otherwise defined being used as defined in Section 12):
1	TRANSITION; [*****]
     The Parties agree that: (i) the terms and conditions set forth in this Agreement shall apply to the Services and other performance of the Parties hereunder on or after the Effective Date; and (ii) the terms and conditions of [*****] shall continue to apply with respect to any claim or obligation related to the Services (as such term was defined in the Original Agreement) and other performance of the Parties under the Original Agreement prior to the Effective Date.
2	AMDOCS SERVICES
2.1	Generally
          Amdocs shall perform the Services in accordance with this Agreement, as further specified herein below. Amdocs shall also provide any Additional Services specified in Orders entered into pursuant to the provisions of Section 2.5.1.
          Amdocs agrees to maintain and operate the Initial Release for the benefit of Clearwire and to further customize the Customized Product and develop the Customized Product in accordance with the Specifications with respect to Additional Release No. 1 (as described in Schedule A) including conversion of Clearwire’s existing billing systems data to the Customized Product (which will ultimately

Customer Care and Billing Services Agreement	Confidential

replace Clearwire’s existing billing systems) for the remainder of the Term and, during such operational period, to continue to customize the Customized Product in Additional Releases, and implement such Additional Releases in the Customized Product, to be further specified by mutual agreement of Amdocs and Clearwire. Amdocs agrees, [*****], to procure, operate, and maintain the Software/Hardware Environments (unless such expense is required due to an Additional Services Order or a change in Clearwire’s network or requirements), and to provide Documentation and other deliverables required herein, and technical, professional and other resources that are necessary or appropriate in order to accomplish the foregoing, as provided for in this Agreement and in accordance therewith.
2.1.1	Implementation
               (a) Amdocs shall develop and implement Additional Releases of the Customized Product and provide the Services in accordance with the overall project plan and timeline attached hereto as Schedule H (the “Overall Timeline”) as described in this Section 2.1.1 and the Additional Services Orders pursuant to Section 2.5.1 and in accordance with the Overall Timeline. Each such Additional Services Orders shall be written pursuant to the provisions of Section 2.5.1 and shall:
                    (i) include a list of all Deliverables for each phase of the Release and the timeline for the required completion of the included tasks; and
                    (ii) be, [*****], consistent with the requirements set forth in Schedule A.
               (b) As set forth in more detail in the Additional Services Orders, a required activity of each phase for each Release shall be to complete and deliver to Clearwire the documents described in the applicable Additional Services Orders. [*****].
               (c) Prior to commencement of any activities for the Additional Releases, but no later than the date specified therefor in the applicable Overall Timeline, Amdocs shall complete and deliver to Clearwire (i) an Additional Services Order for such Additional Releases in a form reasonably acceptable to Clearwire (in accordance with the criteria set forth for non-software acceptance in Section 4.3.2 hereof and including a detailed work plan of milestones and Deliverables and in conformity with the requirements of this Agreement and (ii) an estimate for hours (based on a model agreed to by Clearwire that supports completing all applicable requirements of this Agreement for that Release within the applicable hours estimate) and expenses for that Additional Release (if applicable). [*****]. The first estimation will be an initial high level estimate, followed by a detailed Impact Assessment walkthrough, which will result in a High Level Estimation (“HLE”). If accepted by Clearwire in writing (including as part of an ASO), the HLE will become a binding commitment and the ASOs for each Additional Release will be done based on this level of estimation. If Amdocs is unable to deliver an Additional Services Order for any such Release reasonably acceptable to Clearwire in accordance with the terms hereof, Clearwire shall be permitted to require review of the matter in accordance with the dispute resolution process set forth in Section 4.3.5.
               (d) The deliverables to be set forth in the relevant Additional Services Orders shall include all Deliverables and documents applicable to each phase and to all the Services.
2.1.2	Disaster Recovery Plan

Customer Care and Billing Services Agreement	Confidential

               (a) [*****] Amdocs shall deliver to Clearwire a disaster recovery architecture and plan (the “Disaster Recovery Plan”) providing, inter alia that [*****] Amdocs will, [*****] set up and maintain during the Term, an alternate data center site and the hardware and software required for the provision of disaster recovery services; [*****]. Amdocs shall comply with the requirements of such documents and Disaster Recovery Plan. [*****].
2.1.3	Additional Releases
               The Parties will hold regular, detailed discussions regarding the scope and timetable of any releases of the Customized Product subsequent to the Initial Release (each an “Additional Release” and any Additional Releases, collectively, each a “Release” or the “Releases”) to be developed in any certain calendar year. The Parties anticipate that there will be [*****]. Each such Additional Release shall include written agreement to each of the following: (i) an overall project plan and timeline (each, a “Subsequent Project Plan”); (ii) any CPSs applicable to the Additional Release (including applicable changes, if any, to the existing CPSs due to such Additional Release); and (iii) any modifications or additions to the Roles and Responsibilities schedule hereunder applicable to the Additional Release. Amdocs shall perform the additional modifications of the then existing Release and implement such new Additional Release as described above in Section 2.1.1(a) and additional implementation Additional Services Orders referred to therein and in accordance with the applicable Subsequent Project Plan. The obligations of Amdocs with respect to each such Additional Release shall be deemed “Services” under this Agreement and the Additional Release shall be governed by all the terms and conditions of this Agreement, to the extent that such terms are not inconsistent with those agreed to by the Parties with respect to such Additional Release.
2.2	Maintenance Services
          During the Term, Amdocs shall perform the maintenance services included in Schedule B (Roles and Responsibilities) (the “Maintenance Services”) and in accordance with applicable service level requirements.
2.3	Committed Operation Services
          During the Term, Amdocs shall perform the operation services set forth in Schedule B (the “Committed Operation Services”) and in accordance with the applicable service level requirements.
2.4	[*****]

[*****]

2.5	Additional Services; Change Request Procedure
2.5.1	Additional Services
          The Parties may agree from time to time, by an Additional Services Order, to add Additional Services to the scope of this Agreement. Additional Services Orders shall be substantially in the form of Schedule M attached hereto and made a part hereof and the applicable provisions of this

Customer Care and Billing Services Agreement	Confidential

Agreement relating to the Additional Services (including but not limited to Schedules B, C, D, J and L) shall apply, respectively, to the corresponding sections of the Additional Services Order.
          The Additional Services Order shall also serve, if applicable, and as provided in such Additional Services Order, as an amendment to this Agreement. Amdocs shall provide the Additional Services as set forth in the Roles and Responsibilities Section of the Additional Services Order and technical, professional, training and project management services and other resources that are necessary or appropriate in order to accomplish the foregoing, as provided for in the Additional Services Order and in accordance therewith.
          If Amdocs wishes to designate a particular Additional Services Order(s) to be executed and performed by an Amdocs Affiliate(s) other than Amdocs, then Amdocs shall notify Clearwire in writing. [*****].
2.5.2	Change Request Procedure
          Clearwire may order from Amdocs CRs, by using the Change Request Procedure attached hereto as Schedule O. Clearwire and Amdocs shall execute Additional Services Orders for such CRs. For the avoidance of doubt, services performed by Amdocs under such Additional Services Order are “Services” hereunder and, to the extent relating to the Customized Product, are “Customization Services” hereunder.
2.6	Creditable Performance Specifications
(a)	Commitment to CPSs
               Except as otherwise specified in this Agreement, Amdocs shall perform all Services at least in accordance with the CPSs. Any future applications developed by Amdocs pursuant to the terms hereof shall incorporate methods permitting measurement of CPSs.
(b)	CPS Measurement and Reporting
               Amdocs shall measure and report its performance results against, and otherwise comply with, the CPSs, and the Parties shall meet to discuss such results, in the manner set forth in Schedule C.
(c)	Root-Cause Analysis and Resolution
               Within [*****] of Amdocs’ discovery of, or if earlier, Amdocs’ receipt of a notice from Clearwire in respect of (i) Amdocs’ failure to meet a Milestone; or (ii) Amdocs’ failure to provide any of the Services or Deliverables in accordance with this Agreement, including any instances, in which Amdocs’ performance with respect to any CPS is rated [*****] Yellow [*****] pursuant to the methodology set forth in Schedule C, Amdocs shall: (A) perform a root-cause analysis (“Root-Cause Analysis”) to identify the cause of such failure; (B) promptly commence and diligently pursue the correction of such failure [*****]; and (C) as soon as practicable, provide Clearwire with a written report detailing the cause of, and procedure for correcting such failure. The correction of any such failure shall be performed entirely [*****], and, if Clearwire determines in its reasonable discretion that Amdocs is

Customer Care and Billing Services Agreement	Confidential

[*****] or more responsible for such failure, Clearwire shall be entitled to (i) return any failed deliverables to Amdocs, at Amdocs’ expense, and Amdocs shall correct, replace or credit, at Clearwire’s option, and (ii) the payment of the applicable Performance Credits pursuant to Schedule C. In the event that Clearwire determines in its reasonable discretion that Amdocs responsibility for the failure is equal to or greater than [*****] but less than [*****], the determination of the Parties’ responsibility for paying for the correction of any such failure, and of the application of Performance Credits, shall be made [*****] on the basis of the extent to which each Party contributed to the cause of the failure in question. In the event Clearwire [*****] that Amdocs is less than [*****] responsible for such failure, Amdocs shall neither have responsibility for paying for the correction of such failure, nor be subject to the application of Performance Credits with respect to such failure. In the event that Amdocs disagrees with any determination by Clearwire regarding Amdocs’ percentage of responsibility for any such failure pursuant to this clause (c), Amdocs shall be permitted to escalate the matter in accordance with Section 4.3.5.
(d)	Envelope Parameters
               Clearwire shall (to the extent it is reasonably able to) provide Amdocs with advance notice of, and the Parties shall discuss, significant increases or decreases in Clearwire’s Services requirements, and any anticipated deviation from the parameters specified in Schedule J. Deviations from the parameters specified in Schedule J may result in modifications to the CPS, and/or the imposition of additional fees payable by Clearwire to Amdocs hereunder, as the case may be, during the term of the deviation, in accordance with Schedule J.
2.7	Non-Exclusivity
          Nothing herein shall prevent Clearwire from obtaining any type of Services, or any other services, from any other provider during the Term; provided that Clearwire shall remain responsible for all of the obligations and commitments specifically applicable to it hereunder.
2.8	[*****]

[*****]
3	RESPONSIBILITIES OF CLEARWIRE
3.1	Generally
          Clearwire agrees to perform the tasks specifically identified as Clearwire tasks on Schedule B. Clearwire may use Subcontractors or an outsourcing service provider to perform any service required to be performed by it hereunder; [*****].
3.2	Overhead; Supplies
          In the case of, or to the extent that any of the Services are to be performed by Amdocs at Clearwire’s premises, Clearwire will provide to Amdocs, to the extent reasonably available from Clearwire’s existing resources at the time it is determined such Services are to be performed by Amdocs at Clearwire’s premises, at no cost to Amdocs, such space, office furnishings, janitorial service, telephone

Customer Care and Billing Services Agreement	Confidential

service (for calls within the United States), utilities (including air conditioning), office-related equipment (excluding computers), supplies, duplicating services, and premises security services in Clearwire’s facilities for at least [*****] persons and as Amdocs reasonably requires in connection with the performance of the Services, consistent with those that Clearwire provides for its own personnel. At all Clearwire facilities, Clearwire will provide Amdocs reasonable access to and use of Clearwire’s voice and data telecommunications equipment and telecommunications lines (for use with communications within the United States), including printers, terminals, and cabling. In addition, Clearwire shall provide Amdocs with a data line connected to those Amdocs’ Data Centers, and to a development center designated by Amdocs; provided that such Data Centers and development center are located in the United States. Clearwire will give Amdocs access to such facilities [*****]; provided that: (i) Amdocs complies with Clearwire’s security requirements and (ii) Amdocs schedules such access so as to minimize any impact on the running of Clearwire’s business. Clearwire will be responsible for leasehold improvements at Clearwire’s facilities that the Parties agree are required for Amdocs to provide the Services. For avoidance of doubt, in no event shall this provision obligate Clearwire to obtain new or additional, or retain existing, office space for the purpose of being able to provide Amdocs Clearwire premises from which to perform Services but rather Clearwire may re-allocate existing available premises for such purpose.
4	RELATIONSHIP MANAGEMENT
4.1	Steering Committee
          The Parties shall establish and maintain a Steering Committee, which shall be composed of [*****] number of Amdocs’ representatives and Clearwire’s representatives. The initial representatives and their positions with Clearwire and Amdocs, respectively, are set forth in Schedule F (Steering Committee). The members appointed by either Party may be replaced at the discretion of such Party. The general responsibilities of the Steering Committee shall be: (i) to monitor the performance of the Services; (ii) to analyze and attempt to resolve matters referred by the Program Managers; and (iii) when required, to consider and discuss amendments to this Agreement. The Steering Committee shall meet as frequently as requested by either Clearwire or Amdocs, not to exceed once every [*****], with [*****] prior written notice, to discuss the status of the Services and significant events that have occurred since the previous meeting. Among other topics, the Steering Committee shall discuss (a) a joint road map that will advance Clearwire’s strategic business goals, and (b) the use of Amdocs’ next generation products and services to support such road map.
4.2	Personnel
4.2.1	Key Personnel
          Each of Parties’ respective Key Personnel shall have the functions assigned to him or her as set forth in Schedule G. The Parties shall use all reasonable efforts to retain the involvement of their respective Key Personnel. The Parties may review Schedule G hereto and mutually agree to any additions and deletions thereto. If any one of a Party’s Key Personnel is unable to perform the functions or responsibilities assigned to him or her in connection with this Agreement, or if he or she is no longer employed by that Party, the respective Party shall promptly replace such person or reassign the functions or responsibilities to another person.

Customer Care and Billing Services Agreement	Confidential

4.2.2	Program Managers
                    (a) Amdocs Program Manager. Amdocs represents that Amdocs’ Program Manager is an experienced manager who is, or will undertake reasonable efforts to become, knowledgeable as to Clearwire’s business activities. Clearwire shall have the right to interview Amdocs Program Manager and any replacement thereof, and Amdocs shall not designate its Program Manager without Clearwire’s prior written consent, which shall not be unreasonably withheld. Amdocs’ Program Manager shall act as the primary liaison between Amdocs and the Clearwire Program Manager, shall have overall responsibility for directing all of Amdocs’ activities hereunder, and shall be vested with all necessary authority to fulfill that responsibility, excluding approval of any amendment to this Agreement, which may not be made without the express written consent of Amdocs’ Steering Committee members.
                    (b) Clearwire Program Manager. Clearwire’s Program Manager shall act as the primary liaison between Clearwire and Amdocs’ Program Manager and shall have overall responsibility for directing all of Clearwire’s activities hereunder and shall be vested with all necessary authority to fulfill that responsibility, excluding approval of any amendment to this Agreement, which may not be made without the express written consent of all of Clearwire’s Steering Committee members. In addition to the above, Amdocs and Clearwire shall review on at least an annual basis the list of Clearwire’s Key Personnel and mutually agree to any additions and deletions thereto.
4.2.3	Additional Personnel
                    In addition to Amdocs’ Key Personnel, Amdocs shall make available such additional Amdocs Personnel as is reasonably determined by Clearwire to be necessary to properly perform the Services.
4.2.4	Non-Solicitation of Employees
                    During the Term and for [*****] thereafter, neither Party shall, without the other Party’s prior written consent, which may be withheld in such Party’s sole discretion, directly or indirectly solicit any employee of the other Party whose duties and responsibilities include: (i) participation, directly or indirectly, in the performance of this Agreement; or (ii) the performance of other information or technology services; to leave the other Party’s employ in order to accept employment with the soliciting Party, its Affiliates, or contractors or any other Person. Notwithstanding the foregoing, neither Party shall be restricted or prohibited from non-targeted general advertising or activities, such as sponsoring or participating in job fairs, nor from hiring the other Party’s employees who apply for employment as a result of such non-targeted advertising or activities.
4.2.5	Responsibility of Personnel
                    Each Party shall be responsible for the management, direction, control, supervision and compensation of its own employees.
4.2.6	Individual Performance
                    Notwithstanding Sections 4.2.1 and 4.2.2, [*****].

Customer Care and Billing Services Agreement	Confidential

4.3	Acceptance Testing
4.3.1	Software Component Testing
                    (a) Amdocs shall design, develop and execute the Unit Testing, Sub System Testing, Amdocs Integration Testing, System Testing, Conversion Testing, of the Customized Product, all components thereof and any other software to be provided hereunder in connection with each Release. The Parties shall conduct the Testing Activities (as defined below) in accordance with the process set forth below in order to verify compliance of the Customized Product with the applicable Impact Assessment Document and Amdocs shall provide such assistance and cooperation to Clearwire as is reasonably requested by Clearwire in connection with Interconnectivity Testing, Performance Testing, and Acceptance Testing in accordance with this Agreement, including Schedule B (collectively, the “Amdocs Testing Activities”). With the reasonable assistance of Amdocs, Clearwire shall conduct Interconnectivity Testing, Performance Testing, Conversion Testing and Acceptance Testing and assist Amdocs with System Testing of the Customized Product (collectively, the “Clearwire Testing Activities,” and collectively with the Amdocs Testing Activities, the “Testing Activities”). [*****]. For Amdocs’ System Testing activities, Clearwire shall provide Amdocs, at least [*****] prior to the commencement of the Acceptance Testing referred to herein below, with all of the test cases to be used by Clearwire for the Clearwire Testing Activities. For all Testing Activities, Amdocs will provide Clearwire, upon prior request, with access to any test case databases, test cases executed, test data used, defect logs, test entrance and exit criteria, and data from Amdocs’ data extraction tool, and any relevant test result documentation. Clearwire will also provide access to its defect management tool to all relevant Amdocs personnel for the purposes of fixing defects opened by Clearwire. In addition, and as a prerequisite for Amdocs’ ability to meet its respective undertakings including but not limited to the System Test exit criteria, Clearwire will provide Amdocs access to a mini RTB environment (i.e., access to Clearwire environments that includes non Amdocs applications (e.g. OMA-DM) and Third Party interfaces with real time connectivity. or any future system interfacing with the Customized Product) for Amdocs to conduct end to end testing as part of the System Test.
                    Section 4.3.1(a) shall apply to the applicable BSS Deliverables as well as to the applicable software portions of the Clearwire 4G Portal.
                    [*****]
                    The Parties agree that the System Test exit criteria as well as the decisive factors that need to be met by the Parties prior to the System Test exit date are hereby agreed as [*****].
                    (b) Clearwire reserves the right to observe and verify Amdocs’ performance of and results from all Amdocs’ Testing Activities, including review of test cases (except for Unit Testing and Sub System Testing), test execution and test results of the software components contained or to be contained in the Customized Product, including Customizations pursuant to the applicable Impact Assessment Document (“Software Components”). Upon Amdocs’ notification to Clearwire that Amdocs has completed Unit Testing, System Testing, and Conversion Testing of all of the Software Components [*****].
                    (c) Upon successful completion of the Acceptance Testing [*****].

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                    (d) Notwithstanding the above, the Parties agree that CRs shall be tested by Amdocs and the provisions of this Section 4.3.1 shall not apply to CRs. [*****]. Amdocs shall deliver to Clearwire the results of any testing conducted pursuant to this paragraph.
4.3.2	Non Software Acceptance
                    All tangible Deliverables required to be provided for Clearwire pursuant to a Services Order hereunder that are not a Software Component shall also be subject to acceptance by Clearwire as provided below. The Parties shall establish specific approval criteria with respect to each of the material non-software Deliverables hereunder, and shall include such approval criteria within the applicable Services Order. Clearwire shall review each of the Deliverables under any such specifically established approval criteria and within the time established for such Deliverables pursuant to the applicable Services Order (or, if none is so established then within a reasonable time). Upon completion of the reviews, Clearwire shall notify Amdocs in writing of Clearwire’s approval (an “Approving Notice”) or rejection (a “Rejection Notice”) of the Deliverables. Deliverables may be rejected due to a failure to meet the approval criteria for such Deliverables, or, in the absence of any approval criteria, a defect, provided that Clearwire will not unreasonably reject conforming Deliverables. In the event that Clearwire does not send to Amdocs an Approving Notice or a Rejection Notice within [*****] of delivery, the Deliverables shall be deemed accepted. If the Deliverables are rejected, Clearwire shall include in the Rejection Notice a statement of the material defect or the approval criteria that were not met. Amdocs shall correct any identified material defects or unmet approval criteria promptly, and in any event, within any time frame established in the applicable Services Order and that Clearwire shall not be charged for the hours expended by Amdocs to effect such correction. Upon delivery of the revised Deliverables, the review process described above shall recommence with respect to all aspects of such Deliverables that were to have been corrected and any other aspects that may have been affected as a result of such corrections.
4.3.3	[*****]
                    [*****]
4.3.4	Initial release and related documentation
                    For the avoidance of doubt, the Initial Release and related Documentations have been granted Final Acceptance and are not subject to the provisions of this Section 4.3.
4.3.5	Assignment of testing responsibilities
                    Should Clearwire request to assign to Amdocs Clearwire’s acceptance testing or user acceptance testing responsibilities the Parties agree to negotiate in good faith an Additional Services Order to that effect.
4.4	Dispute Resolution
4.4.1	Disputes

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                    In the event of any dispute under or in relation to this Agreement (including but not limited to a dispute regarding the subject matter of Section 4.3, any Services Order, or any damages claimed by one Party from the other Party, the Program Managers shall discuss and make an effort to resolve such dispute at or prior to the next Steering Committee meeting, and for at least [*****]. If the Program Managers shall have executed a written resolution of the dispute, each Party shall begin performance in accordance with such resolution, provided that no agreement of the Program Managers may amend or modify the terms of this Agreement without the concurrence of the Steering Committee. In the event the Program Managers have been unable to resolve the dispute, the dispute shall be referred to the Steering Committee for its resolution at the first occurring meeting thereof following the elapse of the above-mentioned [*****], or such longer period as agreed to in writing by the Parties; provided that, at any time, a Party may call a meeting of the Steering Committee in order to refer a dispute to the Steering Committee for resolution.
4.4.2	Unresolved Disputes
                    If any dispute arises between the Parties, and the disputed matter has not been resolved by the Program Managers within [*****] after such dispute has come to their attention (or a longer, reasonable period, if so agreed between the Program Managers), and the disputed matter has not been resolved by the Steering Committee at the first occurring meeting thereof following the elapse of the above-mentioned [*****], or such longer period as agreed to in writing by the Parties, or, if otherwise, at the meeting thereof called to consider the dispute, and without regard to whether either Party has contested whether these procedures, including the duty of good faith, have been followed, each Party shall have the right to refer the unresolved dispute (and, in connection with such referral, such Party shall provide a summary of the dispute and each Party’s position) to the President of Clearwire and the Division President of Amdocs, who will then attempt in good faith to resolve the dispute. In the exceptional event that the Presidents of the Parties or their respective designees cannot resolve the dispute within a time frame agreed to by the Presidents (or, if not agreed, within a period of [*****]), the dispute shall be resolved as provided for in Section 13.6.
4.4.3	No Termination or Suspension of Services
                    [*****]
4.4.4	Injunctive Relief
                    Neither Party shall be obligated to follow the procedures set forth in Section 6.5, Section 4.4.1 and Section 4.4.2, and each Party shall be entitled to seek relief in a court of competent jurisdiction, in order to seek injunctive relief for violations of this Agreement, provided that the Party seeking relief shall provide the other Party [*****] notice prior to seeking such relief, which notice shall include a description of why it is seeking such relief and during which [*****] notice the Party seeking such relief shall attempt in good faith to discuss the issue with the Program Manager or a Steering Committee member of the other Party.
4.5	Clearwire’s Policies
                    Amdocs shall ensure that it, its employees, agents, and Subcontractors comply prospectively after notice with the policies as attached as part of Schedule P (if such policies or

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subsequent changes thereto require a time frame to comply and/or investment/costs on the part of Amdocs, the Parties shall negotiate these in good faith), and Amdocs shall cooperate with Clearwire to facilitate Clearwire’s compliance with such policies, provided that nothing in these policies contradicts any United States law, rule or regulation:
                    (a) Security
                    At all times during the Term, Amdocs shall provide all Services in a manner [*****].
                    (b) Computer Information and Access
                         Prior to performing any services pursuant to this Agreement, Amdocs’ personnel who will access Clearwire computer data and software, including the Clearwire Data, shall execute Clearwire’s standard forms, to the extent they exist, concerning access protection and data/software security. At all times during the Term, Amdocs shall ensure that [*****].
                    (c) Ethical Business Practices
                         Amdocs and Clearwire and any Subcontractors used by them in the performance of Services hereunder shall fulfill their obligations hereunder in an ethical manner, and shall comply with all applicable laws and regulations and Amdocs shall comply with any code of ethics maintained by Clearwire as of the date hereof, or implemented subsequent to the date hereof, as such may be amended from time to time. Clearwire shall provide copies of such code of ethics to, and discuss such code with, Amdocs.
                    (d) Other Policies
                         Amdocs shall, and shall cause its Subcontractors and employees performing Services hereunder to, abide by all Clearwire corporate policies applicable to the performance of the Services hereunder that may be established by Clearwire from time to time. Clearwire shall provide copies of any such policies to, and discuss any such policies with, Amdocs.
                    (e) Holidays
                         The Parties agree that Amdocs’ holidays are to be determined in accordance with Clearwire policies.
5	CHARGES, CREDITS AND PAYMENTS
5.1	Generally
5.1.1	Charges
                    As the sole and entire financial consideration for the Services to be performed and deliverables and intellectual property to be provided by Amdocs under this Agreement, Clearwire shall pay to Amdocs the amounts set forth in this Section 5, which consist of:

Customer Care and Billing Services Agreement	Confidential

                    (a) License Fees and Additional Licenses Fees: Clearwire shall pay the License Fees and Additional Licenses Fees in accordance with the terms and conditions of this Agreement and as set forth in Schedule D;
                    (b) Implementation Fees: Clearwire shall pay the Implementation Fees in accordance with the terms and conditions of this Agreement and as set forth in Schedule D;
                    (c) Monthly Subscriber Fee: Clearwire shall pay the Monthly Subscriber Fee in accordance with the terms and conditions of this Agreement and as set forth in Schedule D;
                    (d) Reimbursable expenses: Clearwire shall reimburse Amdocs for certain expenses in accordance with Annex 3 to Schedule D;
                    (e) Charges for Additional Services: Clearwire shall pay Amdocs the charges for Additional Services as set forth in the Additional Services Orders; and
                    (f) Charges for CRs: Clearwire shall pay Amdocs for the CRs the CRs Charges as set forth in the applicable Additional Services Orders;
                    (g) Any other charges that are mutually agreed upon by the Parties.
5.1.2	Adjustment of Charges
                    The enumerated fees and charges set forth in Section 5.1.1 to be paid by Clearwire to Amdocs are subject to change due to the addition of services by mutual agreement which are not at the time of execution of this Agreement within the scope of the Services hereunder. In the event that Clearwire requires any such additional services hereunder, Clearwire and Amdocs will negotiate the fees and charges (and related expenses where applicable) to be paid by Clearwire to the extent such rates are not addressed in Schedule D. Further, to the extent that Schedule J contemplates any additional fees to be payable by Clearwire to Amdocs in the event that an envelope parameter stated therein is exceeded, and in the event that the Parties agree that any conditions to the payment of any such additional fees have been met, then Clearwire shall pay such fees to Amdocs.
5.1.3	License to Generic Product
                    (a) Group A Generic Products — the Parties recognize that on the Effective Date Clearwire is a [*****] Affiliate and as such, pursuant to the provisions of [*****], is granted the rights of use to Amdocs’ Group A Generic Product as set forth in subsection 5.1.3(a)(i) below:
                         (i) So long as Amdocs provides to Clearwire Services similar in scope to the Services ordered hereunder as of the Effective Date of this Agreement (including natural growth) , Amdocs affirms that Clearwire possesses, and otherwise hereby grants to Clearwire, and Clearwire hereby accepts, a royalty-free, fully-paid, non-transferable (except as permitted in this Agreement) license for Clearwire to [*****] with respect to [*****] or [*****] from [*****] the benefit of such use of, all modules of the [*****] as well as any [*****] in accordance with the provisions of this Agreement. Notwithstanding, [*****].

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               (b) Group B Generic Products — the Parties further recognize that with respect to Generic Products as set forth in subsection 5.1.3(b)(i) below ordered directly by Clearwire from Amdocs (i.e. Generic Products which were not ordered by [*****] pursuant to the Original Agreement and which license fees were paid directly by Clearwire):
                    (i) Subject to payment of the applicable license fees pursuant to the provisions of Schedule D to this Agreement, Amdocs affirms that Clearwire possesses, and otherwise hereby grants to Clearwire, and Clearwire hereby accepts, a royalty-free, fully-paid, perpetual(provided however that such license may be terminated by Amdocs for a Material Default as determined by the Arbitrator pursuant to the provisions of Section 6.3.2), non-transferable (except as permitted in this Agreement) license for Clearwire to [*****].
               (c) Amdocs hereby represents and warrants that at the time of execution of this Agreement, Amdocs’ Generic Product only includes the modules and software products listed under Groups A and B in Annex 1 to Schedule D.
5.2	Reporting, Invoicing and Payment
5.2.1	Reports
               Amdocs shall issue monthly reports in accordance with the provisions of this Agreement, including without limitation, Schedule B and Schedule C.
5.2.2	Invoicing of License, and Implementation Fees
               Upon [*****] determination of the occurrence of each event designated as a “Milestone” for the implementation or conversion, as applicable, of the Customized Product in Schedule D in accordance with the criteria set forth in Section 4.3, Clearwire shall pay Amdocs in accordance with the provisions of Schedule D with respect to such “Milestone” (including any applicable partial payments stated therein). The same invoicing process shall be followed with respect to each Additional Release when being provided by Amdocs on a fixed price basis.
5.2.3	Invoicing of Monthly Subscriber Fee
               [*****], Amdocs shall invoice Clearwire the Monthly Subscriber Fee.
5.2.4	Invoicing of Additional Services
               Amdocs shall invoice Clearwire the charges for the Additional Services as provided for in the Additional Services Order. However, if no specific invoicing or payment terms are agreed upon, Amdocs shall invoice Clearwire such charges at the end of each month during which Amdocs has performed the Additional Services. If an Additional Services Order, or portion thereof, designates fees to be paid on a Milestone basis, then, upon the occurrence of the Milestone, Amdocs may invoice Clearwire for the amount set forth in connection with such Milestone. If an Additional Services Order, or portion thereof, designates fees to be paid on a time and materials basis, or does not designate a specific fee structure, Amdocs may invoice Clearwire monthly for the amount due and payable in accordance with the Additional Services Order based upon Additional Services already performed.

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5.2.5	Invoices
               (a) All reports and invoices issued by Amdocs hereunder shall be sent to both the Clearwire Program Manager and Clearwire Accounts Payable shall be in such reasonable detail as requested or approved by the Joint Committee of Clearwire and Amdocs referred to in Subsection 5.2.7 herein below. Such invoices shall contain, in addition to any other types of information agreed upon by the Joint Committee, the following detailed information, as applicable: identification of any Milestone applicable to each payment, Clearwire’s purchase order number (which purchase order number shall be provided by Clearwire to Amdocs in a timely manner), service descriptions, hours of service against specific enumerated tasks and responsibilities (including any Milestone, if any), credits, if applicable, and, in the case of Services provided on a time and material basis, identification of individuals performing services. All invoices shall be denominated in currency of the United States.
               (b) Amdocs shall provide separate invoicing to Clearwire and any Clearwire Subsidiaries and/or Affiliates purchasing under this Agreement. The exact mechanism and required documentation allowing such Clearwire Subsidiaries and/or Affiliates to order directly from Amdocs shall be discussed on a case by case basis.
               (c) Upon Clearwire’s request, Amdocs shall submit invoices and receive payments electronically using an electronic platform described in Exhibit A.
5.2.6	Performance Credits and Bonuses
               Clearwire will be entitled to Performance Credits and Amdocs shall be entitled to bonuses in accordance with Schedule C, based on Amdocs’ actual performance of Services as measured against the CPSs. Performance Credits reflect [*****] Amdocs’ Services as measured against the CPSs. Performance Credits are not [*****] Clearwire for any breach or default by Amdocs under this Agreement, [*****]. In no event shall Performance Credits be Clearwire’s sole and exclusive remedy with respect to any failure of Amdocs to comply with applicable CPSs; provided that any monetary award granted to Clearwire with respect to such failure shall be reduced by, but shall not be limited to, any Performance Credit paid by Amdocs with respect to such failure.
5.2.7	Payments
               (a) Except for amounts reasonably disputed in good faith (which shall be dealt with as provided below), Clearwire shall pay all invoices properly issued no later than the [*****] (the “Due Date”) after receipt thereof. Payments shall be made by Clearwire directly to the following Amdocs’ bank account:
               [*****]
               (b) Amdocs invoices shall be deemed paid upon delivery of the amounts specified therein to the above bank account. Amdocs shall be permitted to charge Clearwire Interest on any undisputed amount payable under this Agreement in the event such undisputed amount is not paid within [*****] of the Due Date, on the monthly invoice immediately following the month of the invoice including such unpaid amount, such Interest to be computed from the Due Date to the date of payment.

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               (c) Each of Clearwire and Amdocs shall appoint one member of a joint committee (the “Joint Committee”) established to deal with the issue of Amdocs’ invoices and any disputed amounts payable under this Agreement. The first members of the Joint Committee will be Clearwire’s Director of Customer Billing Solutions and Amdocs’ Vice President for the Customer Care and Billing Project. The committee members will agree on the format of Amdocs’ invoices and the additional information or documentation, if any, required to support such invoices.
               (d) Upon receiving an Amdocs invoice, Clearwire shall, as soon as reasonably practicable, review the invoice to verify whether there are any disputed amounts in the invoice; provided that Clearwire shall retain its right to dispute any amounts contained in such invoice that it discovers later, including subsequent to the payment of such invoice. In the event Clearwire is of the opinion that any invoice contains a disputed amount (whether or not the disputed amount has already been paid by Clearwire), it shall promptly prepare a detailed memorandum explaining the basis for the dispute and gather reasonable documentation and information, if possible, to substantiate it. Clearwire shall then promptly bring such material to the attention of the Joint Committee who shall use all reasonable efforts to resolve the matter of the disputed amount within [*****]. If such a resolution cannot be reached within the above period (or any other period mutually agreed upon by the Parties), the matter shall be immediately presented by the Joint Committee to Clearwire’s Chief Information Officer or Clearwire’s Chief Operations Officer for determination as to whether the amount in question (or any part thereof) is disputed or not. Provided that the procedure set forth in this clause (d) has been followed and that such person determines that the amount is disputed and was initially invoiced on or after the date that is a [*****] prior to the date of the invoice from which such disputed amount is being withheld, Clearwire shall have the right to withhold such amount from such invoice and the matter shall be resolved in accordance with the dispute resolution procedure specified in Section 4.3.5 as if the matter has not been resolved by the Program Managers; provided, however, that nothing herein shall be construed to restrict or limit in any way Clearwire’s right to terminate this Agreement, at any time, in accordance with the provisions of Section 6. Clearwire shall also be permitted to withhold any “Computable Amounts” from any invoice.
               (e) [*****].
               (f) All payments under this Agreement shall be made in currency of the United States.
               (g) Notwithstanding anything above to the contrary, with regard to the Milestone related charges specified in Schedule D hereof, Amdocs shall use commercially reasonable efforts to include such charges on the invoice being issued related to the month in which Acceptance of the Milestone occurs. If such charges are not included on such invoices, then: (i) Amdocs shall issue to Clearwire invoices on the anticipated Milestone achievement date; and (ii) subject to Clearwire’s reasonable determination that the applicable Milestone has been achieved in accordance with Schedule D, Clearwire shall pay such invoices in accordance with the process set forth in Section 5.2.7(a) above.
5.2.8	Third Party Services
               Clearwire may engage Third Parties to provide services in connection with the Customized Product; provided that Clearwire shall provide Amdocs with notice prior to engaging any Third Party who is an Amdocs Competitor to provide such services. To the extent that Clearwire does so,

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Amdocs shall at all times cooperate and coordinate with the selected provider in every respect to facilitate the successful accomplishment of the services; provided that (i) such Third Party shall sign a confidentiality agreement with Amdocs containing confidentiality obligations substantially similar to those set forth in Section 7 and (ii) Amdocs’ personnel can reasonably do so without adversely affecting Amdocs’ compliance with the CPSs or other aspects of the Services being delivered hereunder. Such cooperation shall include, but not be limited to: [*****]. If Amdocs is required to provide material assistance by Amdocs personnel outside the scope of the Services, Clearwire shall pay Amdocs, in the absence of mutual written agreement to the contrary, based on the Amdocs Rate; provided that Amdocs notifies Clearwire in writing of its required assistance and receives written authorization therefor. Amdocs shall not be required to provide such material assistance absent such authorization.
5.2.9	Taxes
               (a) Compliance
                    The Parties will comply with all federal, state, and local tax laws applicable to transactions occurring under this Agreement. Amdocs shall provide Clearwire with a completed Form I-9, applicable Form W-8 series form, or Form 8233, or any other required tax form, as appropriate, for federal income tax reporting purposes.
               (b) Payment Obligation
                    Clearwire shall be responsible for applicable Sales and Use Tax imposed by a taxing authority located in the United States on charges for goods and/or services provided by Amdocs pursuant to this Agreement; provided, however, that Clearwire shall not be responsible for (i) such taxes for which Clearwire provides Amdocs with a valid properly executed exemption certificate, (ii) any taxes imposed on Amdocs arising from Amdocs’ consumption of goods and services in connection with this Agreement, and (iii) any other taxes, assessments duties, permits, tariffs, fees or other charges of any kind. For sales to Clearwire or Clearwire Subsidiaries and/or Affiliates based and operating in the United States, Amdocs shall be responsible for any present or future sales, transaction, or withholding, tax imposed by a taxing authority located outside the United States for goods and/or services provided by Amdocs pursuant to this Agreement. For sales to or payments received from Clearwire Subsidiaries and/or Affiliates based and/or operating outside the United States, Amdocs’ fees are net to be received by Amdocs and do not include and are free and clear of deduction for any and all present or future taxes, customs, duties, charges or withholdings with respect thereto, including but not limited to value added tax, sales tax and similar taxes or duties as well as withholding taxes. For the avoidance of doubt, neither Party shall be responsible for the payment of any taxes, regardless of the location of the taxing authority, imposed on the income or personal property of the other Party.
               (c) Invoicing
                    Amdocs shall separately state all taxable and non-taxable charges on all invoices issued to Clearwire. Amdocs will separately state applicable Sales and Use Taxes on charges for goods and services provided under this Agreement. If Amdocs fails to properly invoice Clearwire for taxes on the original invoice for goods and services provided under this Agreement, Clearwire shall not be responsible for payment to Amdocs of corrected tax amounts on any invoices which are outside the applicable state or locality statute of limitations, without taking into account any statute waivers Amdocs

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has decided to execute. Except in cases Amdocs is not charging tax on specific goods and services at the request of Clearwire, Amdocs will hold Clearwire harmless from and against any penalty, interest or other costs assessed against Amdocs as a result of the failure of Amdocs to include tax on the original invoice.
               (d) Within thirty (30) days after the date of any deduction of any Taxes by or on behalf of Clearwire from or in respect of any sum payable to Amdocs hereunder, Clearwire shall furnish to Amdocs, at its address referred to herein, the original or a certified copy of a receipt evidencing such deduction of Taxes.
               (e) Each Party shall upon the request of the other take reasonable action, including without limitation the completion of forms, certificates and documents and the provision of information to the relevant taxing authority, of the kind required under the applicable law, to secure the benefit of any exemption from or relief with respect to the Taxes applicable to any amounts payable hereunder.
               (f) Cooperation
                    The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.
5.3	Expenses
          As provided above, Clearwire shall reimburse Amdocs for reasonable out of pocket expenses, incurred by Amdocs Personnel directly providing Services, in accordance with Schedule D hereof.
6	TERM AND TERMINATION
6.1	Term
          The period during which Amdocs shall be obligated to provide the Services under this Agreement shall commence on the Effective Date and end on the earliest of (i) seven (7) years as of the Effective Date (provided that the Term will be further extended by the number of calendar months by which the Final Conversion Milestone is delayed for reasons that are solely the responsibility of Clearwire and not the responsibility of Amdocs, such that the Term will be concluded on the date which is no less than six (6) years after the Final Conversion Milestone) and (ii) the termination of this Agreement pursuant to its terms. Amdocs shall notify Clearwire of the expiration of the Term no more than twelve (12) months, nor less than six (6) months, before the date on which the Term would expire. For the avoidance of doubt, all Additional Services orders issued under this Agreement and intended to be valid during the Term (e.g., where provided that an Additional Services Order shall be valid for the duration of this Agreement or for the Term), shall expire (subject to applicable provisions of this Agreement) upon expiration of the Term.
     6.2 Termination For Convenience; Termination For Force Majeure; Termination For Financial Instability; Effect Of Termination
6.2.1	Termination for Convenience

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               Starting thirty (30) months as of the Effective Date, Clearwire shall have the right to terminate for its convenience (a) all of the Services (including the Additional Services) in the aggregate; (b) only the Additional Services (in the aggregate or by Additional Services Order); or (c) the entire Agreement, effective at [*****] (the “Termination Date”) by delivering to Amdocs a written “Termination Notice” (which may be issued after the end of the thirty (30) months) at least twelve (12) months before the Termination Date. In addition, in the event of termination for convenience by Clearwire, Clearwire shall provide Amdocs with a written statement (the “Termination Statement”) signed by Clearwire in the form of Exhibit B attached hereto and Amdocs may present this statement to Third Parties and use it in any way it deems fit. The Parties agree that Clearwire’s provision to Amdocs of a Termination Statement hereunder shall not be construed by any trier of fact, judicial reviewer or arbitrator to imply that Clearwire does not believe that Amdocs has committed any Default or breach hereunder, or to prohibit or restrict Clearwire’s right to make any claim that Amdocs has committed any Default or breach hereunder. Notwithstanding the provision of such Termination Statement, Clearwire shall have all remedies available to it in accordance with Section 10.2 hereof with respect to any failure or breach by Amdocs in the performance of its obligations hereunder and Amdocs hereby waives any right to use such Termination Statement as evidence against Clearwire in any proceeding for any purpose.
               As a sole exception, Clearwire may terminate all [*****] related Services ordered pursuant to the provisions of Schedules A and B herein for convenience upon a [*****] prior written notice and subject to the applicable provisions of Schedule D herein.
6.2.2	Termination for Force Majeure Event
               If there is a delay or interruption of performance by Amdocs resulting from its experiencing a Force Majeure Event exceeds [*****] (the “Force Majeure Period”), then Clearwire may, at its option, either: (i) terminate this Agreement, by delivering to Amdocs a Termination Notice specifying a Termination Date not less than [*****] after the date of the Termination Notice; and in the event of such a termination, Amdocs shall perform any mutually agreed upon Disentanglement Obligations hereunder until they are fulfilled; provided that, during the pendency of the Force Majeure Event, Amdocs shall perform any mutually agreed upon Disentanglement Obligations to the extent such obligations can be performed despite the Force Majeure Event; or (ii) engage an alternate provider (who shall be subject to the confidentiality requirements hereunder), on an interim basis, to perform the Services that Amdocs is unable to perform as a result of the Force Majeure Event until such time as Amdocs is able again to perform the Services in accordance with the terms hereof. Clearwire shall not be required to pay Amdocs any exit fee or other termination fees if Clearwire terminates this Agreement on the basis of a Force Majeure Event. If Clearwire delivers a Termination Notice to Amdocs as described in clause (i) above, and Amdocs is able to restore full performance of its obligations under this Agreement within [*****] after the date of the Termination Notice, then Clearwire shall revoke such Termination Notice.
               For the avoidance of doubt, the Parties expressly agree that if as a result of a Force Majeure Event, Amdocs activates its Disaster Recovery Plan, so long as Amdocs performs its obligations under the Disaster Recovery Plan Clearwire may not terminate this Agreement under this Section 6.2.2.
6.2.3	Termination for Financial Instability
     (a) If (i) Amdocs does not meet its undisputed material obligations, including judgments, to third parties as those obligations become due after a final judgment, (ii) Amdocs’ stock is involuntarily removed or delisted from a trading exchange due to the financial situation of Amdocs, Clearwire may terminate this Agreement on thirty (30) days notice to Amdocs and pay Amdocs fifty percent (50%) of any exit fee that would have applied if Clearwire elected to terminate this Agreement pursuant to Section 6.2.1.
     (b) Alternatively, if the events described in clause (a) above occur, Clearwire may submit the matter to the Steering Committee, which shall meet within ten (10) business days of the referral of the matter to the Steering Committee by Clearwire to determine whether such events shall give rise to the right for Clearwire to terminate this Agreement promptly on thirty (30) days notice without any requirement to pay Amdocs any exit fee or other termination fees If the Steering Committee determines that such events do give rise to a right to terminate pursuant to the alternative in this subsection (b), Clearwire may elect to exercise such right any time after such decision of the Steering Committee. If the Steering Committee determines that such events do not give rise to a right to terminate pursuant to the alternative in this subsection (b), then the matter shall be submitted to arbitration pursuant to Section 13.6. If the arbitration determines that such events do give rise to a right to terminate pursuant to the alternative in this subsection (b), Clearwire may elect to exercise such right any time after such decision of the arbitration. For avoidance of doubt, Clearwire may exercise its right to terminate pursuant to the provisions of subsection (a) above at any time during or after the commencement of the processes described in this Section related to the determination of whether there exists a right to terminate pursuant to the alternative in this subsection (b).

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6.2.4	Effect of Termination
               For the avoidance of doubt, any termination under this Section 66.2 shall be effective with regard to Clearwire and any Subsidiary and/or Affiliate of Clearwire receiving Services under this Agreement, but shall not be effective with regard to any Subsidiary and/or Affiliate of Clearwire that has entered into its own agreement with Amdocs.
6.3	Termination for Cause
6.3.1	Critical Defaults
               Section 4.3.5 hereof notwithstanding, this Agreement may be terminated by either Party at any time, by delivering a Termination Notice specifying a Termination Date to the other Party if the other Party commits a Critical Default, provided that such Termination Date stated in any Termination Notice issued pursuant to this Section 6.3.1 shall be fifteen (15) days or more subsequent to the date of such Termination Notice. Termination shall be effective at 11:59 p.m. on the Termination Date; in the event of such a termination by Clearwire, Amdocs shall perform its Disentanglement Obligations hereunder until they are fulfilled. Termination shall not constitute a Party’s exclusive remedy for such a Critical Default, and such Party shall not be deemed to have waived any of its rights accruing hereunder prior to such Critical Default. Clearwire shall not be required to pay Amdocs any exit fee or other termination fees if Clearwire terminates this Agreement for Critical Default. If Clearwire ends the Term as a result of a claimed Critical Default by Amdocs, and Amdocs disputes the termination and refers the matter to arbitration as provided in Section 13.6 of this Agreement, and it is determined by the Arbitrator that no Critical Default was committed, then the termination shall be deemed a termination for convenience, pursuant to Section 6.2.1, and Amdocs shall have all remedies available to it, in accordance with Section 10.2 hereof, in connection with such determination that no Critical Default was committed. For purposes of this Section 6.3, a “Critical Default” of Amdocs shall mean each of the defaults described in clauses (a), (d), (e) and (g) of Section 12.1.52 hereunder only; and a “Critical Default” of Clearwire shall mean the default described in clause (f) of Section 12.1.52 hereunder.
6.3.2	Material Defaults
                    In the event that Clearwire believes Amdocs has committed a Default described in clause (f) of Section 12.1.52 hereunder or either Party believes the other Party has committed a Default described in clause (c) of Section 12.1.52 hereunder (each referred to hereinafter as a “Material Default”), the Party asserting such Material Default shall provide the other Party with written notice of such claim, and within five (5) calendar days of the date of such notification the matter shall be submitted to arbitration in accordance with Section 13.6. The purpose of such arbitration shall be to determine, assuming the truth of all claims of the Party asserting that such Material Default has been committed, whether the other Party’s failure or breach is “material” for purposes of clause (c) or (f) of Section 12.1.52, as the case may be. The Arbitrators shall make its initial determination of materiality, and if the Arbitrator confirms that the asserted failure or breach is “material,” then the Arbitrators must determine whether the asserted Material Default was in fact committed and was not cured within the applicable cure period therefore, if any (i.e., that the conditions of a Default under clause (f) or clause (c), as the case may be, of Section 12.1.52 were met). If the Arbitrators rule in favor of the Party asserting a Material Default, or the Arbitrators fail to render a determination on the question of whether the asserted Material Defect was in fact committed within six (6) months of submission for a ruling, then the Party asserting a Material Default shall

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have the right to terminate this Agreement by sending the other Party a Termination Notice specifying a Termination Date, provided that such Termination Date shall be fifteen (15) days or more subsequent to the date of such Termination Notice. Termination shall be effective at 11:59 p.m. on the Termination Date, and, in the event of such a termination, Amdocs shall perform any mutually agreed upon Disentanglement Obligations until they are fulfilled. If this Agreement is terminated by Clearwire pursuant to this Section 6.2.2, Amdocs shall refund all amounts paid by Clearwire subsequent to the expiration of any cure period contained in clause (c) or clause (f), as the case may be, of Section 12.1.52. Termination shall not constitute a Party’s exclusive remedy for a Material Default of the other Party. Notwithstanding the foregoing sentence, if the Arbitrator fails to issue a determination of damages within six (6) months after it makes a determination there was a Material Default, the Party asserting a Material Default may (a) terminate this Agreement by sending the other Party a Termination Notice specifying a Termination Date, provided that such Termination Date shall be fifteen (15) days or more subsequent to the date of such Termination Notice, and (b) immediately commence and maintain an action in any court of competent jurisdiction for the purpose of determining and recovering damages against the other Party. Further, a Party shall not be deemed to have waived any of its rights accruing hereunder prior to submitting the original notice of default, and Clearwire shall not be required to pay Amdocs any exit fee or other termination fees if Clearwire terminates the Term pursuant to this Section 6.3.2. The non-prevailing Party in any arbitration conducted pursuant to this Section 6.3.2 shall be required to pay the arbitration costs, including reasonable attorney’s fees, of the other Party.
6.3.3	Other Defaults
               In the event that a Party commits an Other Default, the Party asserting the Other Default may, after providing written notice of such Other Default, submit the matter to the escalation procedures set forth in Section 4.3.5. If, as a result of such procedure, the Arbitrator rules in favor of the Party asserting an Other Default, then the Party asserting the Other Default shall have the right to terminate this Agreement by sending a Termination Notice specifying a Termination Date, provided that such Termination Date shall be fifteen (15) days or more subsequent to the date of such Termination Notice. Termination shall be effective at 11:59 p.m. on the Termination Date; in the event of such a termination by Clearwire, Amdocs shall perform its Disentanglement Obligations hereunder until they are fulfilled. Termination under this Section 6.2.3 shall not constitute a Party’s exclusive remedy for such an Other Default, and a Party shall not be deemed to have waived any of its rights accruing hereunder prior to such Other Default. Clearwire shall not be required to pay Amdocs any exit fee or other termination fees if Clearwire terminates this Agreement for Other Default.
6.4	Extension of Services
          Any time prior to expiration of the Term, or if Clearwire has delivered to Amdocs a Notice of Termination, any time prior to the applicable Termination Date, Clearwire may elect to extend the effective date of any such expiration or termination for up to [*****] periods of up to [*****] each. In order for such election to be valid, Clearwire must deliver written notice to Amdocs at least [*****] prior to expiration of the Term or the Termination Date, as applicable. During any extension period under this Section 6.4 all terms and conditions of this Agreement shall continue to apply.
6.5	Transfer Assistance
               The Parties may agree, prior to expiration or termination of this Agreement for any reason, on the provision by Amdocs of certain services related to the transition of any terminated Services to Clearwire or Clearwire’s designee, including but not limited to, after the Termination Date,

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certain continuation of the Services or any component thereof. If applicable, Amdocs’ obligations with respect to such services shall be agreed in a dedicated Additional Services Order (“Disentanglement Obligations”). For the avoidance of doubt, without such dedicated Additional Services Order Amdocs shall not be considered to have any Disentanglement Obligations. Except as otherwise explicitly provided in this Agreement, all terms and conditions of this Agreement shall continue to apply to such disentanglement Services, if any.
               Irrespective of the passing of the Termination Date, Amdocs shall continue to perform, until their respective completion (or until Clearwire earlier directs Amdocs to cease performing), any Services relating to a subsequent Release Amdocs is performing as of the Termination Date, in accordance with the established schedule for such Release and at the Amdocs Rate. Amdocs shall use commercially reasonable efforts to complete any and all such Releases as soon after the Termination Date as possible. For a period of [*****] following the completion of any Release, Amdocs shall provide Services to Clearwire to facilitate the transition of such Release from Amdocs to Clearwire or Clearwire’s designee.
7	CONFIDENTIAL INFORMATION AND SECURITY
7.1	Generally
               (a) To the extent that either Party (the “Discloser”) discloses Confidential Information to the other (the “Recipient”) the Recipient shall protect the Confidential Information of the Discloser.
               (b) The Recipient shall:
                    (i) use the same care and discretion to avoid disclosure, publication, or dissemination of the Discloser’s Confidential Information as the Recipient uses with its own similar information that it does not wish to disclose, publish, or disseminate;
                    (ii) use the Discloser’s Confidential Information solely for the purpose for which it was disclosed or otherwise for the benefit of the Discloser;
                    (iii) take steps to minimize the dissemination or copying of the Discloser’s Confidential Information except to the extent necessary to perform its obligations under this Agreement;
                    (iv) not acquire any express or implied right or license under any patent, copyright, trade secret, or other right or assert any lien against Confidential Information of the other Party; and
                    (v) use its best efforts to inform its employees, agents, and subcontractors who perform duties with respect to this Agreement about these restrictions.
               (c) The Recipient may disclose Confidential Information to the Recipient’s employees, agents, Affiliates, and Subcontractors who have: (i) a need to know such Confidential Information in order to perform their duties; and (ii) a legal duty to protect the Confidential Information.

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The Recipient assumes full responsibility for the acts or omissions of its Subcontractors, Affiliates, agents, and employees with respect to such Confidential Information.
7.2	Exclusions
               (a) Confidential Information shall not include specific information to the extent that the Recipient can demonstrate such information was:
                    (i) after disclosure to Recipient, published or otherwise a part of the public domain through no fault of the Recipient;
                    (ii) in the possession of such Recipient at the time of disclosure to it, if such Party was not then under an obligation of confidentiality with respect thereto;
                    (iii) obtained from a source other than the Discloser who had a lawful right to disclose such Confidential Information to it;
                    (iv) independently developed by the Recipient, as demonstrated by credible evidence, without reference to Confidential Information of the Discloser;
                    (v) at the time of disclosure to the Recipient, generally available to the public as evidenced by generally available documents or publications through no fault of the Recipient; or
                    (vi) disclosed by the Discloser to another entity without obligation of confidentiality.
     For the purpose hereof, disclosures which are specific (e.g., as to engineering and design practices and techniques, equipment, products, or operating conditions), shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures in the public domain or in the possession of the Recipient. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of the Recipient, but only if the combination itself and its principle of operation are in the public domain or in the possession of such Recipient.
7.3	Required Disclosure
          The Recipient may disclose Confidential Information to the extent disclosure is required by law or by a court or governmental agency or any other entity authorized by applicable law to require such disclosure; provided, however, that the Recipient shall use its commercially reasonable efforts to maintain the confidentiality of the Confidential Information by means of a protective order or other similar protection and shall give the owner of such Confidential Information prompt notice in order that it have every opportunity to intercede in such process to contest such disclosure and shall use commercially reasonable efforts to cooperate with the owner of such Confidential Information to protect the confidentiality of such Confidential Information. The owner of such Confidential Information reserves the right to obtain a protective order or otherwise protect the confidentiality of such Confidential Information.
7.4	Notification

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          In the event of any disclosure or loss of Confidential Information, the Recipient shall notify the Discloser as soon as possible.
7.5	Return of Confidential Information
          Unless it is expressly authorized by this Agreement to retain the other Party’s Confidential Information, a Party shall promptly return or destroy, at the other Party’s option, the other Party’s Confidential Information, including materials prepared in whole or in part based on such Confidential Information, and all copies thereof (except for one copy, which may be retained in the Party’s confidential files, unless such retention would be prohibited by law or by contract), and at the other Party’s request, an officer of such Party shall certify to the other Party that it no longer has in its possession or under its control any Confidential Information in any form whatsoever, or any copy thereof.
7.6	Confidentiality Agreements
          Each Party shall require each of its employees, agents, and Subcontractors participating in the performance of the Services hereunder to execute an agreement (unless already executed) in a form reasonably acceptable to the other Party containing obligations of confidentiality with respect to the other Party’s Confidential information substantially similar to those of the Parties hereunder. Each Party, upon the other Party’s request, shall provide to the other Party a copy of such form of confidentiality agreement.
7.7	Security
          In performance of its obligations hereunder, Amdocs shall comply with the security and other requirements set forth in Schedule P (Privacy and Security Attachment).
7.8	Off shore [*****]
          [*****]:
•	[*****].

•	[*****].

•	[*****].

•	User accounts with access to the production environment at Amdocs’ facility are limited to users who are current employees with the proper job title and job description.

•	A process is in place relating to obtaining (and documenting) management’s authorization for the access provided to new users.

•	[*****].

•	[*****].

•	[*****].

•	[*****].

•	[*****].

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•	Distribution of key cards with access to the Amdocs’ facility is limited to users who are current employees with the proper job title and job description.

•	[*****].
[*****].
8	INTELLECTUAL PROPERTY RIGHTS
8.1	Ownership of Customized Materials; License to Use Customized Materials
8.1.1	Allocation of Rights
               (a) The Parties shall use commercially reasonable efforts to mutually agree upon in each Services Order (i) the description of the Customized Materials to be developed under such Services Order and (ii) subject to payment of the applicable fees pursuant to the provisions of the applicable Services Orders, the allocation of the rights in such Customized Materials by identifying such Customized Materials as being either Category A, B, C, D or E Customized Materials in accordance with the definitions set forth below, or as otherwise set forth in the applicable Services Order. Customized Materials will be deemed to be Category [*****] Customized Materials subject to the provisions of subsection 8.1.1(b) herein below and unless (i) otherwise set forth in the applicable Services Order or (ii) the Customized Materials are part of the [*****] in which case they shall be deemed to be Category E Customized Materials. In furtherance of alternative (i) above, it is agreed that Clearwire may request that a Services Order for new Customized Materials be deemed a Category A Customized Materials and upon such request the Parties will engage in good faith negotiations to determine the terms and conditions of such ownership allocation, provided however nothing herein shall obligate either Party to enter into any agreement allocating rights pursuant to such request.
               (b) Notwithstanding, the provisions of this Section 8.1.1 and of Section 8.1.2 herein below do not apply to Customized Materials included in the Initial Release (i.e. this Section 8.1.1 and Section 8.1.2 herein below solely apply to Customized Materials ordered pursuant to the provisions of Chapter B to Schedule A to this Agreement and after the Effective Date). With respect to Customized Materials forming part of the Initial Release, the Parties recognize that on the Effective Date Clearwire is a [*****] Affiliate and as such, pursuant to the provisions of [*****] is granted the right to use such Customized Materials as stipulated in subsection 8.1.1(b)(i) herein below:
                    (i) Amdocs confirms that as long as Amdocs provides to Clearwire Services similar in scope to the Services ordered hereunder as of the Effective Date of this Agreement (including natural growth), Amdocs affirms that Clearwire possess, and otherwise hereby grants to Clearwire, and Clearwire hereby accepts, a royalty-free, fully-paid, non-transferable (except as permitted in this Agreement) license for Clearwire to [*****] solely with respect to [*****] or [*****] from [*****] the benefit of the use of Customized Materials forming part of the Initial Release, and all derivatives thereof (subject to the provisions of Section [*****] hereof), in connection with the conduct of [*****]. Notwithstanding, if a Person who is not a Clearwire Affiliate as of the Effective Date of this Agreement thereafter becomes a Clearwire Affiliate the Parties hereto shall negotiate in good faith the applicable license fees for the Customized Materials forming part of the Initial Release prior to such Person’s use of the Customized Materials forming part of the Initial Release as an Affiliate of Clearwire in accordance

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with the provisions of this Section 5.1.3(a)(i)8.1.1(b)(i), such agreement to be reached [*****] of the Person becoming a Clearwire Affiliate.
8.1.2	Categories of Customized Materials
               The categories of Customized Materials shall be as follows:
               (a) Category A Customized Materials. Category A Customized Materials are those Customized Materials in which Clearwire shall be the sole and exclusive owner of such Customized Materials and Amdocs hereby assigns and agrees to assign to Clearwire, exclusively, all right, title and interest therein. Ownership of Category A Customized Materials shall inure to the benefit of Clearwire from the date of conception, of creation, or of fixation in a tangible medium of expression (whichever occurs first), of such Customized Materials. Amdocs also acknowledges that the Parties do not intend Amdocs to be a joint author of the Category A Customized Materials within the meaning of the Copyright Act of 1976, as amended, and that in no event shall Amdocs be deemed the joint author of any Category A Customized Materials.
               (b) Category B Customized Materials. Category B Customized Materials are those Customized Materials in which Amdocs, subject to the license grant to Clearwire described herein, shall be the sole and exclusive owner of such Customized Materials and Clearwire hereby assigns and agrees to assign to Amdocs, exclusively, all right, title, and interest therein. Ownership of Category B Customized Materials shall inure to the benefit of Amdocs from the date of conception, of creation, or of fixation in a tangible medium of expression (whichever occurs first), of such Customized Materials. Clearwire also acknowledges that the Parties do not intend Clearwire to be a joint author of the Category B Customized Materials within the meaning of the Copyright Act of 1976, as amended, and that in no event shall Clearwire be deemed the joint author of any Category B Customized Materials. For the avoidance of doubt, Amdocs’ ownership of the Customized Materials shall not derogate from Amdocs’ obligations hereunder with regard to Clearwire’s Confidential Information or from Clearwire’s rights in the Clearwire Owned Property. Amdocs hereby grants: a royalty-free, fully-paid, perpetual (provided however that such license may be terminated by Amdocs for a Material Default as determined by the Arbitrator pursuant to the provisions of Section 6.3.2) non-transferable (except as permitted in this Agreement) license to Clearwire (or its designee) to [*****] with respect to [*****] the benefit of the use of, the Category B Customized Materials [*****] (subject to the provisions of Section [*****] hereof), in connection with the conduct of Clearwire’s [*****].
               (c) Category C Customized Materials. Category C Customized Materials are those Customized Materials in which Amdocs, subject to the license grant to Clearwire and the Exclusivity Period described herein, shall be the sole and exclusive owner of such Customized Materials and Clearwire hereby assigns and agrees to assign to Amdocs, exclusively, all right, title, and interest therein. Ownership of Category C Customized Materials shall inure to the benefit of Amdocs from the date of conception, of creation, or of fixation in a tangible medium of expression (whichever occurs first), of such Customized Materials. Clearwire also acknowledges that the Parties do not intend Clearwire to be a joint author of the Category C Customized Materials within the meaning of the Copyright Act of 1976, as amended, and that in no event shall Clearwire be deemed the joint author of any Category C Customized Materials. For the avoidance of doubt, Amdocs’ ownership of the Customized Materials shall not derogate from Amdocs’ obligations hereunder with regard to Clearwire’s Confidential Information or from Clearwire’s rights in the Clearwire Owned Property. Amdocs hereby grants: (i) an

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exclusive (for the duration of the Exclusivity Period described below) royalty-free, fully-paid, perpetual (provided however that such license may be terminated by Amdocs for a Material Default as determined by the Arbitrator pursuant to the provisions of Section 6.3.2) , non-transferable (except as permitted in this Agreement) license to Clearwire (or its designee) to [*****] with respect to [*****] the benefit of the use of, the Category C Customized Materials [*****] (subject to the provisions of Section [*****] hereof), in connection with the conduct of Clearwire’s [*****].
               (d) Category D Customized Materials. Category D Customized Materials are those Customized Materials in which Clearwire shall be the sole and exclusive owner of such Customized Materials and Amdocs hereby assigns and agrees to assign to Clearwire, exclusively, all right, title and interest therein. Ownership of Category D Customized Materials shall inure to the benefit of Clearwire from the date of conception, of creation, or of fixation in a tangible medium of expression (whichever occurs first), of such Customized Materials. Amdocs also acknowledges that the Parties do not intend Amdocs to be a joint author of the Category D Customized Materials within the meaning of the Copyright Act of 1976, as amended, and that in no event shall Amdocs be deemed the joint author of any Category D Customized Materials. Clearwire hereby grants a royalty-free, fully-paid, perpetual (provided however that such license may be terminated by Clearwire for a Material Default as determined by the Arbitrator pursuant to the provisions of Section 6.3.2) non-transferable license to Amdocs to (i) use worldwide the Category D Customized Materials, in connection with Amdocs’ performance of this Agreement and internal use only, and (ii) use any patent rights Clearwire might have in the Category D Customized Materials in connection with Amdocs’ development, subject to the next sentence of this paragraph, of software code for Amdocs’ other customers and Amdocs’ licensing of such software code to such Amdocs’ other customers, [*****]. Nothing within this paragraph shall preclude Amdocs from providing to Amdocs’ other customers similar functionality as that contained in the Category D Customized Materials (e.g., development by Amdocs for other customers new software code with similar functionality as that contained in the Category D Customized Materials), provided that in doing so Amdocs shall in no event make use of the Category D Customized Materials or any Clearwire Confidential Information.
               (e) Category E Customized Materials. Notwithstanding the process described in Section 8.1.1 or the categories of Customized Materials described in clauses (a), (b), (c) and (d) above in this Section 8.1.2, Clearwire and Amdocs agree that any portion of the Customized Materials that are part of the [*****] shall be deemed to be Category E Customized Materials. The allocation between the Parties of ownership rights and licenses to the Category E Customized Materials is as follows:
                    (i) Subject to the license grant to Clearwire and the Category E Exclusivity Period described below, and the ownership interests of Clearwire described below, Amdocs shall otherwise be the sole and exclusive owner of the Customized E Materials and Clearwire hereby assigns and agrees to assign to Amdocs, exclusively, all right, title and interest therein, except as specifically noted below. Ownership of Category E Customized Materials shall inure to the benefit of Amdocs from the date of conception, of creation, or of fixation in a tangible medium of expression (whichever occurs first), of such Customized Materials. Clearwire also acknowledges that the Parties do not intend Clearwire to be a joint author of the Category E Customized Materials within the meaning of the Copyright Act of 1976, as amended, and that in no event shall Clearwire be deemed the joint author of any Category E Customized Materials. For the avoidance of doubt, Amdocs’ ownership of such portions of the Category E Customized Materials shall not derogate from Amdocs’ obligations hereunder with regard to Clearwire’s Confidential Information or Clearwire-Owned Property.

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                    (ii) Clearwire will own any patents embedded and enabled in any Category E Customized Material subject to such patent conceived, invented or reduced to practice in connection with the development of any Category E Customized Material, for which a Clearwire employee should be a named inventor. For avoidance of doubt, if both a Clearwire employee and an Amdocs Personnel are the joint inventors of such a patent, then Amdocs hereby assigns and agrees to assign (and shall cause all Amdocs employees and other personnel to assign) to Clearwire all right, title and interest to such patents. Clearwire will be responsible for securing such patent rights at Clearwire’s expense. Amdocs will provide reasonable assistance to Clearwire to secure such patent protection, including, without limitation, assistance in the preparation and filing of any patent applications and the execution of all applications, assignments or other instruments for perfection or protection of title.
                    With respect to patents covered by this Section 8.1.2(e) in which only a Clearwire employee is named as an inventor: Amdocs is hereby granted by Clearwire a worldwide, royalty free, revocable, non-transferable, non-sublicenseable (except for Amdocs’ subcontractors for Clearwire), nonexclusive license to practice any invention covered by such patents during the Term of this Agreement solely to the extent necessary for Amdocs to fulfill its performance obligations to Clearwire under this Agreement. Amdocs shall not make any other use of such patents whatsoever, including any use on behalf of or for the benefit of third parties.
                    With respect to patents covered by this Section 8.1.2(e) in which both a Clearwire employee and an Amdocs Personnel are joint inventors: Amdocs is hereby granted by Clearwire a worldwide, perpetual, royalty free, licensable, irrevocable, nonexclusive license to sell, use, make or have made any invention covered by such patents. Amdocs’ use or sublicensing of any such Clearwire owned patent is subject to the following conditions: (i) Clearwire’s receipt of a prompt written notice from Amdocs that Amdocs has reached and signed a binding agreement with a customer or potential customer to use such Clearwire owned patent, with such notice identifying the date the agreement was signed; and (ii) any such use or sublicensing occurs as part of a project to be performed by Amdocs for such customer or potential customer based upon Amdocs’ products and/or services, and Amdocs is not acting primarily as a seller or sublicensor of only the IP rights of such Clearwire owned patent.
                    (iii) Amdocs hereby grants a royalty free, fully paid, perpetual, non-transferable and non-sublicenseable (without prior written consent from Amdocs, not to be unreasonably withheld) license to Clearwire (or its designee) to [*****] the benefit of the use of Category E Customized Materials and all derivatives thereof, [*****] solely in connection with the conduct of [*****] related business [*****].
                    Nothing within this paragraph or Category E Customized Materials in general shall preclude Amdocs from providing to Amdocs’ other customers [*****] similar functionality as that contained in the Category E Customized Materials (e.g., development by Amdocs for other customers new software code with similar functionality as that contained in the Category E Customized Materials), provided that in doing so during the Category E Exclusivity Period Amdocs shall in no event make use of the Category E Customized Materials or any Clearwire Confidential Information.
                    (iv) In addition to any other Deliverables expected as part of any Category E Customized Materials, and notwithstanding anything to the contrary in this Agreement,

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Amdocs will deliver [*****] to Clearwire whenever software-related Deliverables that are Category E Customized Materials are due.
                    Amdocs shall not be responsible toward Clearwire or any third party for any use of the [*****] outside of the Clearwire production environment.
                    With regard to any such use within the Clearwire production environment, Amdocs shall not be responsible for any [*****] made by Clearwire or on behalf of Clearwire or by or any third party, unless (i) modifications are made by Amdocs under an Additional Services Order or following Amdocs’ express written consent; or (ii) [*****] defects are unrelated to any modifications made by Clearwire or on behalf of Clearwire.
                    Amdocs will be responsible for its [*****] as long as Amdocs has the day-to-day operational responsibility for the [*****]. Should Clearwire assume operational control over the [*****] as a result of a [*****] Operations Event then the scope and nature of Amdocs’ continuous support and responsibility for the [*****] software after Clearwire obtains such operational control over the [*****] (subject to such Additional Services being separately ordered by Clearwire) will be negotiated in good faith between the Parties.
                    (v) The [*****] user interface design will remain Clearwire-Owned Property. Clearwire retains exclusive ownership of the XOHM trademark and logo, as well as related trade dress elements from the [*****] (together, the “Trade Dress”). Clearwire grants Amdocs a non-exclusive revocable license to use and display the Trade Dress solely in connection with the [*****], and all goodwill from Amdocs’ use and display of the Trade Dress will inure to Clearwire’s benefit. Amdocs will promptly correct any misuse of the Trade Dress identified by Clearwire. Amdocs will not incorporate confusingly similar Trade Dress into related work product for third parties; however Amdocs may re-use generic layout and functional elements of the [*****] in other projects.
8.1.3	Escrow
               (a) Escrow Deposit
               If and to the extent that Amdocs does not deliver complete source and object code for all the deliverables that constitute software under this Agreement (in this Section 8.1.3 “Software”) to Clearwire, then, Amdocs shall establish and maintain an escrow with Iron Mountain Intellectual Property, Inc. or another escrow agent satisfactory to Clearwire (the “Escrow Agent”). The escrow agreement with the Escrow Agent shall be consistent with the requirements of this Section 8.1.3 (including, without limitation, the release conditions and procedures related to the release of the Escrow Deposit) and shall not add any procedures or requirements to the release of the Escrow Deposit unless Clearwire expressly agrees in writing to such additional procedures or requirements. Amdocs shall deposit in such escrow, a copy of all source and object code [*****], together with all Software documentation reasonably necessary for Clearwire to fully maintain, modify and utilize the Software (collectively, the “Escrow Deposit”), all in a form that is machine readable and useable, and, if any portion of the Escrow Deposit is encrypted, Amdocs shall also include in the Escrow Deposit or deliver to Clearwire the decryption tools and decryption keys necessary to access the source code. The Escrow Deposit shall be updated (i) at least [*****] each [*****] during the Term, and (ii) in addition, [*****], such request to be made no more frequently than [*****] per each [*****] during the Term; provided that to the extent the Escrow Deposit

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already contains the most current version of the portions of the Generic Product, then such updates to the Escrow Deposit may include no update to such portions of the Generic Product. Amdocs shall be responsible for the [*****] and all [*****] the Escrow Deposit to the Escrow Agent, except for the annual enrollment fees shall be borne by Clearwire). Clearwire shall have the right to verify, or to have the Escrow Agent verify, [*****] the Escrow Deposit, at any time, upon reasonable notice, for its accuracy and completeness. Escrow Agent shall, at Clearwire’s cost, provide Clearwire a quarterly update regarding the version and release of any source code held in escrow. Amdocs warrants and represents that Amdocs maintains a current and accurate repository of the source code for the Customized Product in a [*****], which includes, without limitation, all associated [*****] for [*****] the Customized Product, any hotfixes that Amdocs applies to the production environment of the Customized Product and the [*****] of the Customized Product (collectively, the “Repository”). Without limiting the foregoing, Amdocs shall deliver to the Escrow Agent, as part of the Escrow Deposit, a complete and accurate copy of the Repository and will provide the Escrow Agent with the last [*****] performed on the Customized Product source code prior to the creation and delivery of such copy of the Repository to the Escrow Agent.
               (b) Release Conditions
               The Escrow Deposit [*****] shall be released to Clearwire in the event: (a) [*****] of this Agreement; (b) of the occurrence of any event that would give rise to [*****] this Agreement (i) [*****] in accordance with the provisions of Sections [*****] herein above, (ii) due to [*****] in accordance with the provisions of Section [*****] herein above, (iii) due to Amdocs’ Financial Instability in accordance with the provisions of Section [*****] herein above, or (iv) pursuant to [*****]; (c) this Agreement is [*****] by Clearwire [*****] in accordance with the provisions of Section [*****] herein above; or (d) Amdocs [*****] the items comprising the Escrow Deposit to [*****].
               In addition, the [*****] Escrow Deposit [*****] shall be released to Clearwire in the event that: (a) Amdocs is [*****]; (b) Amdocs’ [*****] of Amdocs; (c) Amdocs [*****] subject to [*****], which [*****] will likely cause [*****] and provided such [*****] after [*****]; or (d) Amdocs [*****].
               (c) License to Deposit Materials.
               The scope of license and use of the Escrow Deposit by Clearwire and its Affiliates shall be in accordance with the provisions of this Agreement. Clearwire may have its third-party service providers use, copy, and modify the Escrow Deposit, for Clearwire subject to the provisions of this Agreement relating to Clearwire’s subcontractors. Such license to be exercisable by Clearwire solely in the event that Clearwire obtains the Escrow Deposit as provided hereunder.
               (d) Training.
               If Clearwire obtains the Software by release from the Escrow Deposit, Amdocs will use all reasonable efforts to provide to Clearwire a practical and participatory on-site training program at Clearwire’s facilities sufficient to reasonably train other personnel of Clearwire (i.e., train them to be trainers) with respect to use, maintenance and operation of the Software, subject to all applicable provisions of this Agreement.
               (e) Terms and conditions.

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               Any such escrow shall be documented in an escrow agreement fully incorporating the terms of this Section 8.1.3 and including such other terms and conditions required by Amdocs or the Escrow Agent as are reasonably satisfactory to Clearwire.
8.1.4	In-Sourcing
               In the event of the occurrence of any event that would give rise to the release of the Escrow Deposit as described in Section 8.1.3 above, Clearwire may elect to perform a portion of the Services for itself (which may include use of the Customized Materials and Amdocs Standard Materials in accordance with the licenses granted to Clearwire under this Agreement in Clearwire’s or (in accordance with the confidentiality provisions of this Agreement) Clearwire’s designee’s data center). If Clearwire so elects, (a) the Parties shall meet to discuss and agree upon a written amendment to this Agreement reflecting the changes to the Services resulting from Clearwire’s election to perform such portion of the Services for itself, and (b) Amdocs shall deliver to Clearwire copies of the relevant Customized Materials and Amdocs Standard Materials (as determined by Clearwire) and Amdocs shall offer to Clearwire the right to receive maintenance (including all enhancements and upgrades) and support with respect to such Customized Materials and Amdocs Standard Materials, for so long as Clearwire requires it (provided Amdocs continues the provision of such services to its customers), at the same rates and terms Amdocs generally offers to other customers for services of a similar nature and scope.
8.1.5	Intellectual Property Protection
               Amdocs shall have the full and sole power to protect its ownership rights in the Category B Customized Materials and Category C Customized Materials and to take all other action concerning such Customized Materials, and Clearwire shall cooperate fully and in a lawful manner, at the expense of Amdocs, in the preparation and prosecution of all legal actions and proceedings concerning such Customized Materials. Clearwire shall have the full and sole power to protect its ownership rights in the Category A Customized Materials and Category D Customized Materials, and to take all other action concerning such Customized Materials, and Amdocs shall cooperate fully and in a lawful manner, at the expense of Clearwire, in the preparation and prosecution of all legal actions and proceedings concerning such Customized Materials.
8.2	Ownership of Standard Materials; License to Use Standard Materials
8.2.1	Ownership by Amdocs
          Subject to the license granted in this Section 8.2, Amdocs shall be the sole and exclusive owner of all intellectual property provided by Amdocs under this Agreement that Amdocs can demonstrate constitutes Amdocs Standard Materials.
8.2.2	License to Standard Materials
               (a) The Parties recognize that on the Effective Date Clearwire is a [*****] Affiliate and as such, pursuant to the provisions of [*****], is granted the rights to use the Standard Materials as these relate to Group A Generic Products as set forth in Section 8.2.2(d)(i) below:

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                    (i) So long as Amdocs provides to Clearwire Services similar in scope to the Services ordered hereunder as of the Effective Date of this Agreement (including natural growth) Amdocs affirms that Clearwire possesses, and otherwise hereby grants to Clearwire, and Clearwire hereby accepts, a royalty-free, fully-paid, non-transferable (except as permitted in this Agreement) license for Clearwire to [*****] solely with respect to [*****]
               (b) The Parties further recognize that with respect to Standard Materials which relate to Group B Generic Products:
          Subject to payment of the applicable license fees pursuant to the provisions of Schedule D to this Agreement, Amdocs hereby grants: a royalty-free, fully-paid, perpetual (provided however that such license may be terminated by Amdocs for a Material Default as determined by the Arbitrator pursuant to the provisions of Section 6.3.2) non-exclusive license to Clearwire (or its designee), to [*****] the benefit of the use of, any Amdocs Standard Materials which relate to Group B Generic Products, and all derivatives thereof, in connection with the conduct of Clearwire’s [*****]. Amdocs shall provide Clearwire with a copy of all Amdocs Standard Materials in such media as requested by Clearwire, together with object code, source code (if a condition for release of the Escrow Deposit has occurred), and Documentation.
8.3	Copyright Notice
          Clearwire and Amdocs each agree to reproduce the copyright notice and any other legend of ownership and/or confidentiality on the original and any copies made of any materials of the other Party or any material containing Confidential Information of the other Party.
8.4	Rights and Licenses
8.4.1	Amdocs Third Party Materials
          Amdocs shall obtain from Third Parties all rights and licenses required to enable it to perform the Services without violating or infringing the rights of others. Amdocs’ obligation in this regard shall, as to rights and licenses obtained from, through, or as a result of prior activity with Clearwire, commence upon Amdocs having knowledge of the need for such right or license either through a Schedule to this Agreement, notice from Clearwire, or as otherwise known by Amdocs. With respect to all technology used and to be used by Amdocs to perform the Services hereunder, whether proprietary to Amdocs or to any other person, Amdocs hereby grants and agrees to grant to Clearwire, or cause to be granted by the licensor thereof, as the case may be, [*****], such licenses and sublicenses as may be necessary in order for Clearwire, and its authorized representatives, including Third Party service providers of Clearwire, to use, or receive the benefit of the use by Amdocs of, such technology in connection with the Services or in connection with any other services that are related to, or come into contact with, the Services. In addition to the foregoing, Amdocs shall use commercially reasonable efforts to obtain advance written consents from Amdocs’ licensors and lessors, to the extent possible, to the conveyance or assignment of all licenses and leases related to the Services to Clearwire upon disentanglement (and subject to the procedure as set forth in Section 6.5). If such advance consents cannot be obtained, Amdocs shall promptly notify Clearwire’s Project Manager and Clearwire shall have the option to enter into the applicable license or lease in its own name. Amdocs further agrees that any licenses granted or obtained, or to be granted or obtained, by Amdocs under this Section 8 (Intellectual

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Property Rights) and subject to its provisions, shall extend to any assignee of substantially all of the assets or business of Clearwire.
8.4.2	Clearwire Third Party Materials
          Schedule L attached hereto contains a list of all hardware and software that Clearwire will need to install, or have installed, in Clearwire’s facilities in order for Clearwire to use those components of the Customized Product that need to be located in Clearwire’s facilities in order for Clearwire to receive the Services (the “Clearwire Third Party Materials). Not in limitation of the requirements provided in Section [*****] hereof, Amdocs shall provide Clearwire with a written notice at least [*****] prior to implementing any change or upgrade to the Customized Product or any other software in the Data Center that would require Clearwire to update, modify, or replace any of the Clearwire Third Party Materials.
9	INDEMNIFICATION AND INSURANCE
9.1	Indemnity by Amdocs and Clearwire
               (a) By Amdocs. Amdocs shall defend, indemnify and hold Clearwire, its Affiliates, and their respective employees, officers, directors, agents, successors and assigns (“Clearwire Indemnitees”) harmless from and against any and all liabilities, losses, costs, damages, and expenses, including reasonable attorney's fees, arising out of any claim by any Third Party against a Clearwire Indemnitee for actual or alleged infringement of any patent, trademark, copyright, or similar property right including misappropriation of trade secrets, (x) based upon the Amdocs Standard Materials, the Documentation, the Customized Materials, or any Third Party technology used by Amdocs in providing the Services (collectively, the “Services Technology”) or (y) to the extent that it is an Amdocs-Generated Claim. Also, notwithstanding the foregoing, Amdocs shall indemnify the Clearwire Indemnitees to the extent an infringement or claim of infringement could have been avoided by moving to a new release or version of the Third Party component of the Services Technology and Amdocs was offered the new release or version and did not move to same. Amdocs may, in its reasonable discretion, either procure a license to enable Clearwire to continue to use, or receive the benefit of, such Services Technology, develop or obtain a non infringing substitute reasonably acceptable to Clearwire or if the right to continue using the affected Services Technology cannot be procured using reasonable commercial efforts, or the affected Services Technology cannot be replaced or modified using reasonable commercial efforts, Amdocs shall grant Clearwire a credit based on the License Fee paid for the affected Services Technology as depreciated on a straight-line basis over a period of five (5) years and the license to use the Services Technology shall be terminated. Amdocs’ duty to indemnify Clearwire shall be mitigated and reduced (i.e. shall not exist for the specific claim(s) meeting one or more of the following criteria) but only to the extent that a claim or action is based upon:  (i) unauthorized modification of the Services Technology by Clearwire, any Third Party contractor to Clearwire, or any agent of Clearwire, but only to the extent that the claim or action would not have arisen but for the unauthorized modification, unless such modification (whether made by Clearwire or any such contractor or agent) has been authorized in advance by Amdocs; (ii) Clearwire’s combination, operation or use (including as part of a larger business method or process) of the Services Technology with other apparatus, data or programs, not provided by Amdocs, but only to the extent that the claim or action would not have arisen but for such combination, operation or use; (iii) the use by Clearwire of any software provided to Clearwire by any Third Party other than in accordance with relevant software licenses whether or not such license agreements are provided to Amdocs; (iv) the use by Amdocs, in accordance with the applicable license agreement, of software owned by or licensed to Clearwire by a party other than Amdocs and supplied by Clearwire to Amdocs but only to the extent that the claim or action would not have arisen but for the use of such Third Party software; (v) any exact specifications, instructions, requirements, procedure, style, or graphic that Clearwire requires Amdocs to follow or use in developing the Customized Product but only to the extent that the claim or action would not have arisen but for Amdocs using such Clearwire required specifications, instructions, requirements, procedure, style or graphic (such requirements, the “Clearwire Requirements”) (the occurrences set forth in clauses (i) through (v) above, the “Clearwire-Generated Claims”). For the avoidance of doubt, the exception from Amdocs’ indemnification obligation described in clause (v) shall not apply, and such occurrence shall not constitute a Clearwire-Generated Claim, with respect to claims or actions (i) based upon the manner or methodology selected by Amdocs to execute the Clearwire Requirements or (ii) for which Amdocs has not provided Clearwire with written notice documenting the exact procedure, style or graphic that Amdocs is alleging meets the requirements of clause (v) and is the basis for Amdocs’ claim that its indemnification obligations under this clause (a) do not extend to a particular action or claim for which a Clearwire Indemnitee is seeking indemnification under this clause (a).
               (b) By Clearwire. Clearwire shall defend, indemnify, and hold Amdocs, its Affiliate, and their respective officers, directors, employees, agents, successors, and assigns (“Amdocs Indemnitees”), harmless from and against any and all liabilities, losses, costs, damages, and expenses, including reasonable attorney's fees, arising out of, any claim by any Third Party against an Amdocs Indemnitee for actual or alleged infringement of any patent, trademark, copyright, or similar property right including misappropriation of trade secrets: (x) based upon software that is proprietary or non-proprietary to Clearwire that Clearwire requires Amdocs to use in performing the Services (“Clearwire Software”) (if any); or (y) to the extent that it is a Clearwire-Generated Claim. Also notwithstanding the foregoing, Clearwire shall indemnify the Amdocs Indemnitees to the extent an infringement or claim of infringement could have been avoided by moving to a new release or version of the infringing Clearwire Software and Clearwire was offered the new release or version and did not move to same. Clearwire may, in its reasonable discretion, either procure a license to enable Amdocs to continue to use any such infringing Clearwire Software or any Clearwire Requirements or develop or obtain a non infringing substitute or modify Clearwire’s requirements so as to no longer require Amdocs to use the Clearwire Software or any Clearwire Requirements in performing the Services. Clearwire’s duty to indemnify shall be mitigated and reduced (i.e. shall not exist for the specific claim(s) meeting one or more of the following criteria) but only to the extent that a claim or action is based upon:  (i) unauthorized modification of any software, program or machine by Amdocs, any Third Party contractor to Amdocs, or any agent of Amdocs (other than pursuant to the Clearwire Requirements, but including the manner or methodology selected by Amdocs to execute the Clearwire Requirements) but only to the extent that the claim or action would not have arisen but for the unauthorized modification; (ii) Amdocs’ combination, operation, or use of any Clearwire supplied software with apparatus, data, or programs not provided by Clearwire but only to the extent that the claim or action would not have arisen but for the combination, operation or use; (iii) the use by Amdocs of any software provided to Amdocs by any Third Party other than in accordance with relevant software licenses whether or not such licenses are provided to Clearwire; or (iv) the use, in accordance with the applicable license agreement, of software owned by or licensed to Amdocs by a party other than Clearwire and supplied by Amdocs to Clearwire but only to the extent that the claim or action would not have arisen but for the use of such software by Clearwire (the occurrences set forth in clauses (i) through (iv) above, the “Amdocs-Generated Claims”).
9.2	Tax Indemnity by Amdocs
          Amdocs shall defend, indemnify, and hold the Clearwire Indemnitees harmless from and against any and all liabilities, losses, costs, damages, and expenses, including reasonable attorneys’ fees and including any assessment for tax, interest or penalty, arising out of any claim by any federal, state, or

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local taxing authority relating to federal, state, or local sales or transaction taxes that Clearwire has failed, or allegedly failed, to collect, if such failure or alleged failure is due to a mistake in billing caused by Amdocs in the course of its performance hereunder; provided, however, that in no event shall Amdocs be required to indemnify Clearwire if such failure or alleged failure is due to errors inherent in the coding of the Vertex software program or an error by Clearwire and not due to an act or failure to act of Amdocs. The Parties hereby acknowledge that the indemnity described in this Section 9.2 is being provided on the basis of Amdocs’ use of the Vertex software program in performing the Services. If Amdocs, upon the mutual agreement of the Parties, at any time during the Term uses a different tax-related software program, in lieu of Vertex, Amdocs shall provide an equivalent tax indemnity to that contained herein with respect to mistakes in billing.
9.3	Third Party Matters
               (a) Injury or Property Damages
                    Without limiting Amdocs’ obligations with respect to insurance as provided in Section 9.6 hereof, Amdocs and Clearwire shall indemnify, defend, and hold the Clearwire Indemnitees and Amdocs Indemnitees, respectively, harmless with respect to any Third Party claim alleging bodily injury, including death, or damage to tangible personal or real property, in the event that such injury or damage arises from acts or omissions that constitute negligence, willful misconduct, or violations of law by the indemnifying Party or its personnel, agents, or Subcontractors.
               (b) Mutual Indemnities
                    Each Party shall defend, indemnify, and hold the other Party’s Indemnitees harmless from and against claims by Third Parties that may be brought against any such Indemnitee as a result of the commercial relationship existing between the Parties and that are based upon an alleged breach of any agreement by the indemnifying Party with such Third Party.
9.4	Indemnification Procedures
          The indemnified Party shall follow the procedures set forth in this Section 9.4:
               (a) The indemnified Party shall promptly notify the Indemnifying Party in writing of a claim covered by this Section.
               (b) The indemnified Party shall not admit any liability whatsoever.
               (c) The indemnifying Party shall be entitled to take sole control of the defense and investigation of the claim (the “Defense”) at its own expense, and to use attorneys of its choice, by providing prompt written notice to the indemnified Party. The indemnifying Party shall not be liable to the indemnified Party for any Defense Costs incurred after such notice, except for Defense Costs incurred at the indemnifying Party’s request.
               (d) The indemnified Party shall cooperate in all reasonable respects with the indemnifying Party and its attorneys in the Defense of such claim, and may reasonably participate at its

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own expense, through its attorneys or otherwise, in such Defense; provided that such participation does not interfere with the indemnifying Party’s Defense.
               (e) If the indemnifying Party does not take sole control of the Defense of a claim as provided in this subsection 9.4:
                    (i) the indemnifying Party may participate in such Defense, at its sole cost and expense;
                    (ii) the indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate; and
                    (iii) the indemnifying Party shall pay the indemnified Party’s Defense Costs.
               (f) All settlements of claims subject to indemnification under this Section shall:
                    (i) if requiring any admission of guilt by the indemnified Party, be entered into only with the consent of the indemnified Party, which consent shall not be unreasonably withheld; and
                    (ii) include an appropriate confidentiality agreement prohibiting disclosure of the terms of such settlement.
9.5	Subrogation
          The indemnifying Party shall be subrogated to the rights and defenses of the indemnified Party to the extent of, and with respect to, the indemnifying Party’s obligation to indemnify the indemnified Party under this Section 9.
9.6	Insurance
               (a) Without limiting and separate from Amdocs’ undertaking to defend, hold harmless, and indemnify the Clearwire Indemnities as provided in Section 9, Amdocs, at its own cost, shall procure, maintain, and keep in force and effect insurance under insurance policies issued by companies in good standing and licensed to do business in all locations where the Services are to be performed, with coverage written on an occurrence (rather than claims-made) basis besides Error & Omission and [*****] which are claims-made, as follows:
                    (i) Workers’ compensation insurance as provided for under any workers’ compensation or similar law in the jurisdiction where work is performed with an employer’s liability limit of not less than $[*****] for bodily injury by accident or disease. Amdocs’ Workers’ Compensation insurance policy will not be primary to any other insurance of Clearwire. The undertaking in this subsection (i) does not apply to workers in India;
                    (ii) Commercial general liability, including bodily injury, property damage, personal and advertising injury liability and contractual liability covering operations,

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independent contractor and products/completed operations hazards, with limits of not less than $[*****] combined single limit per occurrence and $[*****] annual aggregate, naming Clearwire, its officers, directors and employees as additional insureds;
                    (iii) Business auto liability covering ownership, maintenance or use of all owned, hired and non-owned autos with limits of not less than $[*****] combined single limit per accident for bodily injury and property damage liability, The undertaking in this subsection (iii) does not apply to workers in India;
                    (iv) Umbrella/excess liability with limits of not less than $[*****] combined single limit per occurrence and annual aggregate in excess of the commercial general liability, business auto liability and employer’s liability;
                    (v) Property insurance covering not less than the full replacement cost of Amdocs’ personal property, with a waiver of subrogation in favor of Clearwire as it is agreed that Clearwire will not be held liable for loss or damage to any such property, except in cases of gross negligence or willful misconduct by Clearwire or any entity or person on its behalf. Clearwire will be named as a loss payee as its interest may appear;
                    (vi) Crime insurance including coverage for employee dishonesty, extended by endorsement, if necessary, for loss to Clearwire property related to the performance of services under this Agreement in an amount not less than $[*****] naming Clearwire as a loss payee;
                    (vii) Errors and omissions or Professional Liability Insurance with limits of $[*****] per claim and in the aggregate; and
                    (viii) [*****].
               (b) Except as specifically stated, the insurance policies listed above shall not be restricted by the country or state in which the Services are being performed. In the case of Services performed outside the United States and when required by law, the insurance must be placed with a company admitted to do business in that country.
               (c) Amdocs shall obtain and maintain the required coverage with insurers with [*****] ratings of not less than [*****] and are licensed to do business in all jurisdictions where work is performed under this Agreement. Amdocs shall provide Clearwire a certificate of Insurance, evidencing that all the required coverages are in force and provide that no policy will be cancelled without first giving Clearwire [*****] notice. Amdocs shall endeavor to provide such notice in writing. All policies named above besides Workers’ compensation will be primary to any insurance or self-insurance Clearwire may maintain for acts or omissions of Amdocs or anyone for whom Amdocs is responsible.
               (d) If Amdocs utilizes subcontractors in performance of this Agreement, the subcontractors must meet the same insurance requirements as Amdocs. If a subcontractor does not meet the coverage requirements of this Section, the subcontractor must either supplement the deficient areas of coverage or Amdocs must certify that it has acquired sufficient coverage to supplement any deficiency of subcontractor.
10	LIMITATION OF LIABILITY; REMEDIES

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10.1	Limitation of Liability and Disclaimers
          The liabilities of the Parties to one another in respect of matters relating to this Agreement are subject to the following provisions and limitations of this Section 9:
               (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BELOW, CLEARWIRE’S AGGREGATE CUMULATIVE MONETARY LIABILITY FOR ANY AND ALL CLAIMS ARISING UNDER OR RELATING TO THIS AGREEMENT NOTWITHSTANDING THE FORM (E.G., CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE) SHALL BE LIMITED TO THE AMOUNT OF MONEY SHOWN TO BE OWED FOR SERVICES RENDERED AND UNPAID AND ANY AMOUNTS DUE UNDER SECTION 6.1.1 (IF ANY). THE LIMITATIONS CONTAINED IN THIS SUBSECTION 10.1 (a) SHALL NOT APPLY TO: (i) CLAIMS BY AMDOCS FOR INDEMNIFICATION BY CLEARWIRE (SECTION 9.1); (ii) CLAIMS WITH RESPECT TO A BREACH OF CONFIDENTIALITY (SUBSECTIONS 7.1-7.6); (iii) CLAIMS WITH RESPECT TO A WILLFUL BREACH OF INTELLECTUAL PROPERTY RIGHTS (SECTION 8); AND (iv) LOSSES ARISING OUT OF THE FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE OF CLEARWIRE.
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BELOW, AMDOCS’ AGGREGATE CUMULATIVE MONETARY LIABILITY FOR ANY AND ALL CLAIMS ARISING UNDER OR RELATING TO THIS AGREEMENT NOTWITHSTANDING THE FORM (E.G., CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL BE LIMITED TO THE LOWER OF FORTY MILLION DOLLARS ($40,000,000 OR THE AMOUNTS PAID TO AMDOCS UNDER THIS AGREEMENT. THE LIMITATIONS CONTAINED IN THIS SUBSECTION 10.10 UPON THE AMOUNTS OF AMDOCS’ LIABILITY IN THE AGGREGATE SHALL NOT APPLY TO: (A) CLAIMS FOR INDEMNIFICATION BY AMDOCS (SECTION 9) OTHER THAN THE TAX INDEMNITY PROVIDED UNDER SECTION 9.2 ; (B) CLAIMS WITH RESPECT TO A BREACH OF CONFIDENTIALITY (SUBSECTION 7.1-7.6); (C) CLAIMS WITH RESPECT TO A WILLFUL BREACH OF INTELLECTUAL PROPERTY RIGHTS (SECTION 8); (D) LOSSES ARISING OUT OF THE FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE OF AMDOCS; AND (E) CLAIMS BASED UPON AN INTENTIONAL BREACH OF SECTION 4.4.3 OR UPON REPUDIATION OF THIS AGREEMENT BY AMDOCS OR AMDOCS’ INTENTIONAL REFUSAL TO PERFORM ITS DUTIES AND OBLIGATIONS HEREUNDER.
               (b) AMDOCS ACKNOWLEDGES AND AGREES THAT IN ADDITION TO ANY OTHER DAMAGES TO WHICH CLEARWIRE IS ENTITLED TO SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THE FOLLOWING TYPES OF DAMAGES SHALL BE DEEMED RECOVERABLE BY CLEARWIRE HEREUNDER: (I) ANY COMPUTABLE AMOUNTS (AS DEFINED IN SECTION 12 ; AND (II) ALL ADDITIONAL COSTS AND EXPENSES PAID OR INCURRED BY CLEARWIRE; IN EITHER CASE AS A DIRECT RESULT OF ANY FAILURE BY AMDOCS TO PERFORM ITS OBLIGATIONS HEREUNDER, INCLUDING, IF CLEARWIRE TERMINATES FOR DEFAULT HEREUNDER, ANY ADDITIONAL COSTS INCURRED BY CLEARWIRE TO OBTAIN REPLACEMENT SERVICES COMPLYING WITH THE TERMS HEREOF.
               (c) NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT (E.G., CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE) EXCEPT IN THE CASE OF LIABILITIES BASED UPON: (1) CLAIMS FOR INDEMNIFICATION OR OTHER AMOUNTS DUE UNDER SECTION 9 (OTHER THAN THE TAX INDEMNITY PROVIDED UNDER SECTION 9.29.2 ; ; (2) CLAIMS WITH RESPECT TO A BREACH OF CONFIDENTIALITY (SUBSECTIONS 7.1-7.6); (3) CLAIMS WITH RESPECT TO A WILLFUL BREACH OF INTELLECTUAL PROPERTY RIGHTS (SECTION 8); (4) LOSSES ARISING OUT OF FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE; OR (5) CLAIMS BASED UPON AN INTENTIONAL BREACH OF SECTION 4.4.3 BY AMDOCS OR UPON A REPUDIATION OF THIS AGREEMENT BY AMDOCS OR AMDOCS’ INTENTIONAL REFUSAL TO PERFORM ITS DUTIES AND OBLIGATIONS HEREUNDER.
10.2	Remedies
10.2.1	Remedies
               If a Party commits a Default under this Agreement, the other Party shall be entitled to terminate of this Agreement in accordance with the provisions of Section 6.3 and shall have all the remedies that may be available to it under law or in equity. Except to the extent specifically stated in this Agreement, no remedy set forth in this Agreement is intended to be exclusive of any other remedy, and each remedy will be in addition to every other remedy given hereunder, or now or hereafter existing at law, in equity, by statute, or otherwise, provided that a Party’s recovery of damages pursuant to such remedies shall be subject to this Agreement, including any limitations on liability and exclusions on recoverable damages and remedies stated in this Agreement.
10.2.2	Attorney’s Fees
     In the event of a Default by either Party, the prevailing Party shall be entitled to recover from the non prevailing Party reasonable attorney’s fees and costs in connection with any action by the prevailing Party in pursuing enforcement of the terms of this Agreement or any other remedies. For the avoidance of doubt, the attorney’s fees and costs are not to be considered to be within the monetary limitations of liability specified in Section 10.1 above and are hereby expressly excluded from such limitation of liability.

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10.3	Breach
          The Parties acknowledge that the failure of a Default to constitute a basis for termination of this Agreement pursuant to Section 6.3 shall not preclude the aggrieved Party from seeking other remedies available to it under law or in equity for such Default, none of which is exclusive and any or all of which may be pursued, except as otherwise provided herein; provided that a Party’s recovery of damages pursuant to such remedies shall be subject to this Agreement, including any limitations on liability and exclusions on recoverable damages and remedies stated in this Agreement.
10.4	Delay
          In the event of any Delay, Amdocs will, as soon as practicable after the occurrence of the Delay, notify Clearwire in writing. The notice will include specific details of the Delay, including without limitation, the estimated impact on the applicable timetable under this Agreement and the estimated amount, if any, of additional Services required. If Clearwire disputes any of the matters set forth in Amdocs’ notice, the matter will be resolved through the dispute resolution process of this Agreement. If Clearwire does not cure the Delay and it directly causes a cumulative increase of at least [*****] to complete the Services set forth in the applicable Additional Services Order or otherwise directly causes a failure by Amdocs to comply with the requirements of an Additional Services Order, then Amdocs will be granted an extension of the project schedule for a period not longer than the length of the corresponding Delay, but only to the extent set forth in (i) Amdocs’ notice, if Clearwire does not dispute the notice and subsequent Delays (if the Delay is continuous), or (ii) in a written agreement resulting from the dispute resolution process and solely with respect to the matters described therein. Except for payments for actual efforts and expenses incurred by Amdocs as a result of a Delay for which Amdocs has complied with the requirements of this Section, to the extent such efforts and expenses are described in written notices required under this Section and Clearwire agrees that such efforts and expenses were incurred by Amdocs as a result of a Delay and the amounts set forth in such written notices (in which case Clearwire shall issue a valid and applicable Clearwire purchase order therefor based on the above Amdocs’ notices), Amdocs shall not be entitled to any relief with respect to any Delay other than in compliance with the timely notice and other requirements of this Section. For avoidance of doubt, if Clearwire disputes that such efforts and expenses were incurred by Amdocs as a result of a Delay or the amounts set forth in such written notices, Clearwire shall pay to Amdocs the undisputed portion of such amounts. Clearwire’s failure to give Acceptance of a deliverable under this Agreement will not constitute a Delay if and to the extent that such deliverable did not meet the requirements of this Agreement.
11	WARRANTY
11.1	Authorization and Enforceability
          Each Party represents and warrants that:
               (a) it has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement;
               (b) its signing of and agreement to this Agreement have been duly authorized by all requisite corporate actions;

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               (c) it has signed and agreed to this Agreement; and
               (d) this Agreement is a valid and binding obligation, enforceable against it in accordance with its terms (assuming the due authorization, execution, and delivery by the other Party).
11.2	Compliance with Laws and Obligations
               (a) Amdocs represents, warrants, and covenants that it shall comply with the Amdocs Legal Requirements to the extent that such Amdocs Legal Requirements relate to the performance of its obligations under this Agreement.
               (b) Clearwire represents, warrants, and covenants that it shall comply with the Clearwire Legal Requirements to the extent that such Clearwire Legal Requirements relate to the performance of its obligations under this Agreement.
11.3	Additional Amdocs’ Representations, Warranties and Covenants
          Amdocs represents, warrants, and covenants that:
               (a) It shall provide all Services in accordance with this Agreement, and that all Services provided under this Agreement shall be provided in a timely, professional, and workmanlike manner consistent with standards of quality and integrity customary in the industry, and shall meet the performance standards required under this Agreement.
               (b) [*****].
               (c) [*****].
               (d) [*****]. Amdocs will use industry best practices regularly to identify, screen, and prevent any Disabling Device in the Services and Deliverables and will not itself intentionally or negligently install or suffer the installation of any Disabling Device in the same. Amdocs will assist Clearwire in reducing the effects of any Disabling Device discovered in any of the Services or Deliverables.
               (e) [*****].
               (f) It shall maintain in effect, all licenses and permits necessary for it to provide the Services contemplated by this Agreement.
               (g) The Services and Deliverables provided by Amdocs under this Agreement, and Clearwire’s exercise of any intellectual property rights granted under this Agreement, will not infringe or otherwise violate any statutory or other rights of any third party in or to any intellectual property rights in accordance with any applicable law of any applicable jurisdiction, including without limitation, copyrights, patent, trade secrets trademarks or moral rights, and no third party has, to Amdocs’ knowledge, asserted or has threatened or has or will have any reasonable basis to assert such a claim (other than claims for which Amdocs has reasonably concluded that there is no substantial basis).

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               (h) It owns or leases and will at all times own or lease, or have a right to use, free and clear of all liens and encumbrances, other than lessors’ interests, or security interests of Amdocs’ lenders, appropriate right, title, or interest in and to the tangible property and technology and the like that Amdocs intends to use or uses to provide such Services and in and to any related patent, copyright, trademark, and other proprietary rights, or has received or will receive appropriate licenses, leases, or other rights from Third Parties to permit such use.
               (i) The Amdocs’ Key Personnel, Amdocs’ Program Manager and all other Amdocs’ Personnel assigned by Amdocs or its Subcontractors to perform Amdocs’ obligations under this Agreement shall have experience, training and expertise at least customary in the industry for their responsibilities in the business in which Amdocs is engaged and shall have sufficient knowledge of the relevant aspects of the Services and shall have or promptly obtain sufficient knowledge of Clearwire’s practices and areas of expertise to enable them to properly perform the duties and responsibilities assigned to them in connection with this Agreement. In addition to meeting all requirements for the Services set forth herein, the Services shall conform to commercial standards customary in the industry applicable to such Services in the business in which each of Clearwire and Amdocs is engaged.
               (j) Amdocs’ Personnel are legally able and authorized to work [*****]. At Clearwire’s request, Amdocs shall audit its compliance with this Section and deliver to Clearwire a written certification, [*****].
               (k) The Documentation is, and will continue to be, complete and will accurately describe the Customized Product and the Services so as to enable a reasonable data-processing professional with skills and experience customary in the industry to utilize the Customized Product and the Services for all purposes hereunder, and the Documentation will be promptly and accurately updated to reflect all Additional Releases and the Services and any and all other modifications, enhancements, updates, error corrections, improvements, and the like to the Customized Product and the Services, and all such updates will be of a quality equal to or better than that of the initial Documentation provided to Clearwire.
EXCEPT AS PROVIDED BY THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES, REPRESENTATIONS, UNDERTAKINGS, OR CONDITIONS (STATUTORY OR OTHERWISE) BY EITHER PARTY, AND THERE ARE NO IMPLIED WARRANTIES, REPRESENTATIONS, UNDERTAKINGS, OR CONDITIONS (STATUTORY OR OTHERWISE) BY EITHER PARTY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN THIS AGREEMENT OR ANY AGREEMENT. EACH PARTY’S SOLE REMEDY FOR BREACH OF WARRANTIES BY THE OTHER PARTY SHALL BE THE CORRECTION OF SUCH BREACH BY THE OTHER PARTY AS SOON AS PRACTICABLE; PROVIDED, HOWEVER, THAT THIS SENTENCE SHALL NOT AFFECT OR DIMINISH EITHER PARTY’S RIGHTS UNDER ANY OTHER SECTION OF THIS AGREEMENT, OR EITHER PARTY’S RIGHTS TO RECOVER ALL DAMAGES, TO THE EXTENT AVAILABLE UNDER THIS AGREEMENT, WITH RESPECT TO ANY ACT OR FAILURE TO ACT BY THE OTHER PARTY.
12	DEFINITIONS; INTERPRETATION
12.1	Defined Terms

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     Capitalized terms used herein without definition shall have the meanings ascribed to them below:
12.1.1	Acceptance Testing
               “Acceptance Testing” shall mean the end to end business scenario testing in a “near production” environment, in which Amdocs and Clearwire verify that the requested functionality defined in the applicable Impact Assessment Documents and API DFS is supported by the Customized Product as well as ensuring that the end to end business flows function as required.
12.1.2	Account
               “Account” means the financial entity which carries a balance and the responsibility for paying all charges associated with it.
12.1.3	Additional Licenses
               “Additional Licenses” means any license, purchased by Clearwire under this Agreement, to use Amdocs’ software products other than those for which licenses have been purchased by Clearwire at the time of execution of this Agreement or granted pursuant to Clearwire’s ownership of [*****].
12.1.4	Additional Licenses Fees
               “Additional Licenses Fees” means the license fees to be paid by Clearwire for the Additional Licenses.
12.1.5	Additional Release
               “Additional Release” has the meaning set forth in Section 2.1.3.
12.1.6	Additional Services
               “Additional Services” means the services, and, if applicable, hardware and third-party software, described in the Additional Services Orders.
12.1.7	Additional Services Fees
               “Additional Services Fee” means the fees to be paid by Clearwire to Amdocs for the Additional Services as provided for in the Additional Services Orders.
12.1.8	Additional Services Order or ASO
               “Additional Services Order” or “ASO” means a Clearwire document issued under Section 2.5 of this Agreement, executed, confirmed or acknowledged in writing by both parties, ordering Additional Services from Amdocs.

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12.1.9	Affiliate
               “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, whether through ownership of voting securities or otherwise. For this purpose, and without limiting the foregoing, any Person that has the power to vote [*****]% or more of the voting interests of any other Person or owns [*****]% or more of the beneficial interests in income or capital shall be deemed to control such other Person.
12.1.10	Agreement
               “Agreement” shall mean this Agreement between Clearwire and Amdocs, including all attachments, Exhibits, and Schedules hereto, as amended from time to time.
12.1.11	Amdocs
               “Amdocs” has the meaning set forth in the Preamble hereto.
12.1.12	Amdocs Competitor
               “Amdocs Competitor” means (i) any of the Persons listed on Schedule K (Party Competitors) as revised by mutual agreement of the Parties; and (ii) any Subsidiary of the entities referred to in clause (i).
12.1.13	Amdocs Indemnitees
               “Amdocs Indemnitees” has the meaning set forth in Section 9 (Indemnification and Insurance).
12.1.14	Amdocs Integration Testing
               “Amdocs Integration Testing” shall mean the testing of the integration between the main systems.
12.1.15	Amdocs Legal Requirements
               “Amdocs Legal Requirements” means the laws and regulations applicable to Amdocs.
12.1.16	Amdocs Program Manager
               “Amdocs Program Manager” means the individual who is so designated in Schedule G and any subsequent holder of that position designated and approved under the terms and conditions of Section 4.2.
12.1.17	Amdocs Rate

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               “Amdocs Rate” means the Labor Rate for Additional Services as defined in Schedule D.
     12.1.18 Amdocs Testing Activities
               “Amdocs Testing Activities” has the meaning set forth in Section 4.3.1 (Software Component Testing).
12.1.19	API DFS
               “API DFS” or “Application Programming Interface Detailed Functional Specifications” shall mean the detailed functional changes regarding the Amdocs APIs, which allows client development teams to modify applications utilizing any APIs.
12.1.20	Arbitrator
               “Arbitrator” means each arbitrator defined in Section 13.6.
12.1.21	[*****]
               [*****] has the meaning set forth in the preamble to this Agreement.
12.1.22	[*****]
               [*****].
12.1.23	Audits
               “Audits” has the meaning set forth in Section 13.2 (Audits, Records).
12.1.24	Change Requests or CRs
               “Change Requests” or “CRs” mean modifications to the Customization and/or related documentation (including but not limited to software developments) to be performed by Amdocs for Clearwire. CRs shall be included and implemented as part of Additional Releases.”
12.1.25	Change Requests Charges or CRs Charges
               “Change Requests Charges” or “CRs Charges” means the charges to be paid by Clearwire to Amdocs for CRs that have been agreed upon in the applicable Additional Services Orders.
12.1.26	Change Requests Form or CR Request Form
               “Change Requests Form” or “CR Request Form” means a Clearwire document describing its requirements for CRs substantially in the form of Annex A to Schedule O of this Agreement.
12.1.27	Clearwire

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               “Clearwire” has the meaning set forth in the Preamble hereto.
12.1.28	Clearwire 4G Portal
               “Clearwire 4G Portal” means Clearwire’s web portal for Clearwire’s 4G customer offerings as more specifically defined in the applicable Services Order(s). For the avoidance of doubt, the Clearwire 4G Portal does not include BSS development and customization. Clearwire 4G Portal does not include the [*****].
12.1.29	Clearwire 4G
               “Clearwire 4G” (which may also be referenced as “4G” or “XOHM”) means the high-speed, mobile broadband network under development by Clearwire to be deployed nationwide (and any technical advancements, evolutions, modifications and/or enhancements in any portion thereto), including, but not limited to, a network infrastructure using WiMAX (Worldwide Interoperability Microwave Access as defined by the IEEE 802.16 standard) technology (or any replacement technology).
12.1.30	Clearwire Business Initiative
               “Clearwire Business Initiative” means a Clearwire business partnership with third parties (including but not limited to customer relationships), which uses the Xohm brand (or its replacement brand) for the purpose of primarily offering (among other) Clearwire’s 4G products or network services and provided that such business partnership’s use of the [*****] shall not be the license or sale of the right to use the [*****] software with or without related professional services.
12.1.31	Clearwire Competitor
               “Clearwire Competitor” means (i) the Persons listed in Schedule K (Party Competitors), as revised by mutual agreement of the Parties from time to time; and (ii) any Subsidiary of the entities referred to in clause (i).
12.1.32	Clearwire Data
               “Clearwire Data” means, in or on any medium or form of any kind: (a) data and summarized data related to Clearwire, Clearwire’s Subscribers or the Services that is in the possession of Clearwire and data concerning or indexing such data (regardless of whether or not owned by Clearwire, generated or compiled by Clearwire), including data that is in Clearwire’s databases or otherwise in Clearwire’s possession on the Effective Date or at any time during the Term; and (b) other Clearwire records, data, file, input materials, reports, forms, and other such items that may be received by Amdocs, or by any of its Subcontractors, in the performance of Amdocs’ duties under this Agreement. Clearwire’s Data excludes personal data relating to employees of Amdocs, its Affiliates, and their Subcontractors.
12.1.33	Clearwire-Owned Property
               “Clearwire-Owned Property” means all tangible and intangible items or information that Amdocs receives from Clearwire or from a third party on Clearwire’s behalf, or that the Parties agree to be owned by Clearwire and, including, without limitation, Category A Customized

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Materials and the patents related to Category E Customized Materials (with the exception of patents for which a Clearwire employee should not be named a inventor or co-inventor).
12.1.34	Clearwire Entity
               “Clearwire Entity” means any entity providing products and/or services on or ancillary to Clearwire’s or a Clearwire Affiliate’s networks.
12.1.35	Clearwire Indemnitees
               “Clearwire Indemnitees” has the meaning set forth in Section 9.
12.1.36	Clearwire Legal Requirements
               “Clearwire Legal Requirements” means the laws and regulations applicable to Clearwire.
12.1.37	Clearwire’s Program Manager
               “Clearwire’s Program Manager” means the individual so designated in Schedule G hereto and any subsequent holder of that position designated by Clearwire.
12.1.38	Clearwire Restricted Data
               “Clearwire Restricted Data” means [*****].
12.1.39	Clearwire Testing Activities
               “Clearwire Testing Activities” has the meaning set forth in Section 4.3.1.
12.1.40	Committed Operation Services
               “Committed Operation Services” has the meaning set forth in Section 2.3.
12.1.41	Computable Amounts
               “Computable Amounts” means any amount that was not billed to a customer of Clearwire in accordance with Clearwire’s routine billing cycle process with respect to which Clearwire reasonably determines it would not be able to bill such customer on, or prior to, the monthly bill sent out to such customer during Clearwire’s next routine billing cycle for such customer; provided that the failure to bill such amount in Clearwire’s routine billing cycle was due to an error (unless caused by Clearwire or any of its Affiliates, employees, agents or representatives): (i) in Amdocs’ performance of the Services or (ii) in the Customized Product; and provided, further, that Clearwire shall be required to use reasonable commercial efforts to bill such customer on, or prior to, the monthly bill sent out to such customer during Clearwire’s next routine billing cycle for such customer (with a correction bill, if any, being sent prior to such subsequent bill being prepared and sent at Amdocs’ expense).

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12.1.42	Confidential Information
               “Confidential Information” means (a) as to either Party, all technical information, materials, data, reports, programs, documentation, diagrams, concepts, techniques, processes, inventions, knowledge, know-how, and trade secrets, whether in tangible or intangible form, whether disclosed or conveyed by visits to a Party’s or a Party Affiliate’s facilities, whether or not marked or otherwise identified as confidential, and whether in written form or readable by machine, or disclosed orally, developed or acquired by such Party or any Affiliate thereof; (b) as to either Party, all information and data relating to such Party’s practices, customer information, account information, information regarding business planning and business operations, management information services, costs, or margins that is not generally known by others in the same line of business; (c) as to either Party, any information that such Party identified to the other as confidential by a stamp or other similar notice; (d) as to either Party, this Agreement (subject to Section 13.11); (e) as to either Party, all other information relating to such Party or Affiliate thereof that a reasonably prudent technician would expect not to be made available to Third Parties without restriction or payment; and (f) as to Clearwire, all Clearwire Data (including any Clearwire Data contained in any Customized Materials), and any Customized Materials (subject to Section 8.1.2).
12.1.43	Conversion Testing
               “Conversion Testing” means testing to ensure that data from the legacy Clearwire platform and any other existing Clearwire data source from which the Customized Product will receive data is properly extracted, converted, and uploaded to the Customized Product database and functions properly with the Customized Product.
12.1.44	CPSs
               “CPSs” means, in relation to the Services, the Creditable Performance Specifications regarding the performance, availability, capacity, response times or other levels or standards in respect of the Services specified in Schedule C.
12.1.45	Critical Defaults
               “Critical Defaults” has the meaning set forth in Section 6.3.1.
12.1.46	Customized Product
               “Customized Product” means the integrated product containing the Generic Product and the Customization.
12.1.47	Customized Materials
               “Customized Materials” means all tangible and intangible information and developments, and all intermediate and/or partial versions thereof, including all source code and object code with respect thereto, and all designs, specifications, inventions, discoveries, improvements, know-how, techniques, materials, program materials, software, flow charts, notes, outlines, lists, compilations, manuscripts, writings, pictorial materials, schematics, other creations, and the like, whether

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or not patented or patentable or otherwise protectable by law, created, invented or conceived for Clearwire’s use or benefit in connection with this Agreement and that are the result of Customization Services hereunder. Customized Materials shall not include the Generic Product but shall include the modifications produced hereunder to the Generic Product. Customized Materials includes all copyright, patent, trademark, trade secret, and other proprietary and intellectual property rights, if any, in the Customized Materials.
12.1.48	Customization
          “Customization” means the required modifications to the Generic Product or the previously customized version of the Generic Product (as the case may be) to be developed in accordance with the applicable Specifications in order to develop the resultant Customized Product.
12.1.49	Customization Services
               “Customization Services” means the services to be provided by Amdocs in order to develop the Customized Product in accordance with the applicable Specifications.
12.1.50	Data Center
               “Data Center” means the premises from which Amdocs or any of its Subcontractors will operate the Customized Product. The location of each Data Center is set forth on Schedule E.
12.1.51	Data and Modified Data
               “Data and Modified Data” has the meaning set forth in Section 13.3.
12.1.52	Default
               “Default” shall mean the occurrence of any of the following:
               (a) Clearwire’s determination, with respect to all CPSs listed in Schedule C, Section I (Scope) (unless otherwise stated), that [*****].
               (b) a failure by Amdocs to use all reasonable efforts to avert, prevent, or avoid any threatened or actual interruption or shutdown (of any material duration) of any Data Centers or Additional Data Centers to the extent that a material deficiency with respect to the Services directly or indirectly is caused by such interruption or shutdown;
               (c) a commission by a Party of a material breach of any obligation to the other Party under Section 7 hereof (including but not limited to such breach by Amdocs relating to Clearwire Data) or Section 8 hereof, provided that such breach, if curable, is not cured within [*****] after notification by the other Party of such breach;
               (d) insolvency of Amdocs; general failure of Amdocs to pay its debts as they become due; entrance of Amdocs into receivership or any arrangement or composition with creditors generally; filing of a voluntary or involuntary petition or other action or proceeding for bankruptcy or reorganization or dissolution or winding-up of Amdocs; a general assignment for the benefit of creditors

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of Amdocs; or a seizure or a sale of a material part of Amdocs’ property by or for the benefit of any creditor or governmental agency;
               (e) an assignment or attempted assignment in violation of Section 13.1 hereof; provided, however, that an attempted assignment, made in the good faith belief that it is valid under such Section 13.1, shall not represent a Default of a Party, if such Party promptly notifies the other Party of the attempted assignment and promptly ceases to attempt the assignment after notification from the other Party that such attempted assignment is in violation of such Section 13.1;
               (f) a failure by a Party (i) to observe and perform any other material obligation, covenant, or condition under this Agreement and the failure by the breaching Party to cure such material default within [*****] after the breaching Party has received notice of such default (including but not limited to, with respect to Amdocs, a material breach of Amdocs’ obligations under paragraphs (a) and (b) of Section 4.5 hereinabove; provided, however, that with respect to Clearwire, the only failure that may constitute a Default by the terms of this clause (f) (and such Default shall be deemed a Critical Default) is Clearwire’s failure to pay Amdocs in accordance with the provisions of this Agreement [*****].
12.1.53	Defense
               “Defense” has the meaning set forth in Section 8.
12.1.54	Delay
               “Delay” means a delay in a project schedule or the failure of any assumption stated in an Additional Services Order that (i) Amdocs reasonably believes Clearwire caused by an act or omission, and (ii) directly causes a material delay in Amdocs’ performance.
12.1.55	Deliverables
               “Deliverables” means any item delivered or produced by Amdocs or required to be delivered or produced by Amdocs as the result of Services rendered under this Agreement. Deliverables may include, but are not limited to, tangible and intangible work product, information, data, reports, designs, memoranda, lists, diagrams, schedules, analyses, procedures, specifications, programs, computer systems, technology, materials, documentation and like items, whether in hard copy or electronic media, incidental to, and containing and embodying the results of, the Services performed under this Agreement.
12.1.56	Device
               “Device” means physical equipment utilized by a Subscriber to access the Clearwire network (e.g. PC-Card, Modem, embedded laptop, Mobile handset or other mobile internet device).
12.1.57	Disabling Device
               “Disabling Device” means any timer, clock, counter, or other limiting design or routine or uncorrected known vulnerability that may cause software or any data generated or used by it to

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be erased, become inoperable or inaccessible, or that may otherwise cause such software to become temporarily or permanently incapable of performing in accordance with this Agreement, including without limitation, (i) any Disabling Device that is triggered after use or copying of such software or a component thereof a certain number of times, or after the lapse o a period of time, or in the absence of a hardware device or after the occurrence or lapse of any other triggering factor or event or due to external input, including across a computer network and (ii) any Disabling Device that communicates with external resources without Clearwire’s knowledge or express authorization. Disabling Device includes software commonly referred to as a virus, worm, Trojan horse, spyware, adware or backdoor.
12.1.58	Disentanglement Obligations
               “Disentanglement Obligations” has the meaning set forth in Section 6.5.
12.1.59	Dispute Resolution Process
               “Dispute Resolution Process” means the process described in Section 4.3.5.
12.1.60	Documentation
               “Documentation” means, collectively, (a) all of the written, printed, electronic or other format materials published or otherwise made available by Amdocs that Amdocs uses to perform the Services; (b) all user, operator, system administration, technical, support and other manuals and all other written, printed, electronic or other format materials to be provided by Amdocs under this Agreement, or to be provided by Amdocs pursuant to agreement of the Parties.
12.1.61	Due Date
               “Due Date” has the meaning set forth in Section 5.2.2.
12.1.62	Effective Date
               “Effective Date” has the meaning set forth in the Preamble hereto.
12.1.63	Feature
               “Feature” means a unit of service provided by Clearwire forming the basic building block of an Offer which can include one or more features packaged together and marketed as one (e.g. QoS, LBS, Mail). Not all features are available for all Offers.
12.1.64	Final Acceptance
               “Final Acceptance” has the meaning set forth in Section 4.3.1.
12.1.65	Final Conversion Date
               “Final Conversion Date” shall mean the date that the Final Conversion Milestone is achieved.

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12.1.66	Final Conversion Milestone
               “Final Conversion Milestone” shall mean when each of the following have been received and Accepted by Clearwire: [*****] of all legacy Clearwire subscribers have been successfully converted to the Customized Product and have successfully completed at least one bill cycle.
12.1.67	Force Majeure Event
               “Force Majeure Event” has the meaning set forth in Section 13.4.
12.1.68	GAAP
               “GAAP” has the meaning set forth in Section 13.2.
12.1.69	Generic Product
               “Generic Product” means the modules of the Amdocs customer care and billing platform, as well as any other software products offered by Amdocs relating to the scope of products and services provided by Amdocs hereunder on the Effective Date or to be provided hereunder at any time during the Term in accordance with the terms of this Agreement on the Effective Date, including but not limited to, those specified in Annex 1 to Schedule D, but not including any of the Customized Materials. Generic Products are divided to Group A Generic Products and Group B Generic Products as detailed in Annex 1 to Schedule D and explained in Section 5.1.3.
12.1.70	Impact Assessment Document
               “Impact Assessment Document” or “IA” means the detailed requirements for the CR of the Customized Product developed by Amdocs and reviewed by Clearwire during sessions as agreed to by the Parties.
12.1.71	Implementation Fees
               “Implementation Fees” has the meaning set forth in Section 5.
12.1.72	Implementation Contact and Escalation List
               “Implementation Contact and Escalation List” shall mean names and contact information for all key resources involved in the resolution of any implementation issues.
12.1.73	[*****]
               [*****].
12.1.74	Infringement Claims
               “Infringement Claims” has the meaning set forth in Section 9.

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12.1.75	Initial Release
               “Initial Release” or “Initial Release of the Customized Product” means the version of the Customized Product as of the Effective Date for Subscribers in Baltimore, MD (since September 2008) and its respective components (i.e. Generic Product and Customization components) developed by Amdocs as ordered, delivered, implemented and accepted pursuant to the provisions of [*****] via a hosted solution as part of the Services hereunder for Clearwire. Reference to Customized Product in this Agreement shall be limited to the Initial Release until Additional Releases are ordered and implemented. Initial Release includes the [*****].
12.1.76	Interest
               “Interest” means interest accruing at the daily equivalent of an annual rate equal to [*****] basis points plus the “Prime Rate” published on the first business day of each month in the “Money Rates” or similar column of The Wall Street Journal (but no more than [*****] ([*****]%) per annum), or at the maximum rate allowed by law, if less, as such rate may change from time to time, with any change in said rate becoming effective for purposes herein upon publication of the Prime Rate change that caused it.
12.1.77	Interconnectivity Testing
               “Interconnectivity Testing” means testing of a software module’s interfaces with other modules of the same software system and with other software systems, including testing of the API’s used to implement such interfaces.
12.1.78	International Affiliate
               “International Affiliate” means any Affiliate of Clearwire that has been organized outside of the United States.
12.1.79	Issues
               “Issues” means “Issues” as defined in the CPSs.
12.1.80	Key Personnel
               “Key Personnel” means those personnel of Amdocs and Clearwire, respectively, who are so designated on Schedule G and their respective replacement personnel designated and approved under the terms and conditions of Section 4.2.
12.1.81	License Fees
               “License Fees” has the meaning set forth in Section 5.
12.1.82	Maintenance Services
               “Maintenance Services” has the meaning set forth in Section 2.2.

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12.1.83	Major Additional Release
               “Major Additional Release” means any Additional Release budgeted by Amdocs to require [*****] or more hours to complete.
12.1.84	Materials
               “Materials” has the meaning set forth in Section 8.
12.1.85	Milestones
               “Milestones” means those actions and projects identified as “Milestones” in Schedule D.
12.1.86	Monthly Subscriber Fees
               “Monthly Subscriber Fees” has the meaning set forth in Section 5 (Charges, Credits and Payments) and Schedule D.
12.1.87	Offer
               “Offer” means a combination of products and Features (e.g. Home, On-the-Go, Daily On-the-Go) offered to Persons for a specific fee (whether Clearwire waives the fee or not).
12.1.88	Other Default
               “Other Default” of Amdocs shall mean the Default described in clause (b) of Section 12.1.52 and an “Other Default” of Clearwire shall mean the Default described in clause (e) of Section 12.1.52.
12.1.89	Overall CPS Score
               “Overall CPS Score” shall have the meaning set forth in Schedule C.
12.1.90	Overall Timeline
               “Overall Timeline has the meaning set forth in Section 2.1.1.
12.1.91	Party
               “Party” shall mean Clearwire or Amdocs; “Parties” shall mean both of them.
12.1.92	Payment Method
               “Payment Method” means a mechanism by which a Subscriber uses to pay his charges (e.g. Credit Card, ACH, etc)

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12.1.93	Performance Credits
               “Performance Credits” has the meaning set forth in Schedule C.
12.1.94	Performance Testing
               “Performance Testing” shall mean volume (throughput) and stress (benchmarking) testing in order to determine if the Customized Product can accommodate Clearwire volume projections using specific criteria (established pursuant to this Agreement) and if the system can perform required processing loads within the specified timeframes (established pursuant to this Agreement).
12.1.95	Person
               “Person” shall mean any natural person, corporation, limited liability company, limited liability partnership, general partnership, limited partnership, trust, association, governmental organization or agency, or other legal person or legally constituted entity of any kind.
12.1.96	Personnel
               “Personnel” of a party means the direct and indirect employees, subcontractors, and agents of such party.
12.1.97	Privacy Restricted Data
               “Privacy Restricted Data” is a subset of Clearwire Restricted Data and includes specific information that Clearwire deems needs additional security beyond the provisions included in Clearwire Restricted Data, such as: Credit card information, Social Security information, passcode and other data elements agreed upon by the parties as needed.
12.1.98	Project Plan
               “Project Plan” has the meaning set forth in Section 2.1.1.
12.1.99	Release
               “Release” has the meaning set forth in Section 2.1.3.
12.1.100	Root-Cause Analysis
               “Root-Cause Analysis” has the meaning set forth in Section 2.6.
12.1.101	Sales and Use Taxes
               “Sales and Use Taxes” means state and local sales and use taxes, including Arizona transaction privilege tax, Arkansas gross receipts tax, Hawaii general excise tax, Illinois retailer’s occupation tax, and New Mexico gross receipts tax.

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12.1.102	SAS Document
               “SAS Document” shall mean the changes to queries for the Strategic Account outputs.
12.1.103	Services
               “Services” means (i) all of the tasks and services of Amdocs described in this Agreement or a Services Order, including without limitation, (a) the provision of a hosted solution version of the Customized Product operated and maintained by Amdocs for Clearwire in accordance with the requirements of this Agreement and (b) Sections 1, 2, 4, 5 , 6, 8, and 13 of this Agreement and (ii) all other services that are consistent with, and reasonably inferable to be within the scope of the foregoing or ancillary to, incidental to, or necessary for, the performance of any part of the services and functions described by the foregoing. The provisions of this Agreement relating to Services shall apply to Additional Services; provided, however, where a provision makes specific reference to applying to Additional Services only, such provision shall apply only to the Additional Services.
12.1.104	Software Components
               “Software Components” has the meaning set forth in Section 4.3.
12.1.105	Software/Hardware Environments
               “Software/Hardware Environments” means all necessary Third Party hardware and software environments relating to the Customized Product and the Services, including, without limitation, separate and distinct Third Party hardware and software environments for each of development, testing, training and production, of the Customized Product and the Services, in each case, as applicable, including customer/usage servers and user connectivity (i.e., Metaframe servers). Software/Hardware Environments do not include or form part of the Customized Product.
12.1.106	Specifications
               “Specifications” means (i) with respect to the Initial Release, the specifications contained in Schedule A; and (ii) with respect to any Additional Release, the specifications contained in any final applicable Impact Assessment Document for such Additional Release.
12.1.107	Standard Materials
               “Standard Materials” means, with regard to the modules specified in Annex 1 to Schedule D as amended by the Parties from time to time in accordance with the provisions of this Agreement, all tangible and intangible information and developments, and all intermediate and/or partial versions thereof, including all source code and object code with respect thereto, and all designs, specifications, inventions, discoveries, improvements, materials, program materials, software, flow charts, notes, outlines, lists, compilations, manuscripts, writings, pictorial materials, schematics, other creations, and the like, whether or not patented or patentable or otherwise protectable by law: (a) already conceived, invented, created, or acquired by Amdocs or Third Parties prior to the Effective Date and not

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the result of Customization Services hereunder or the Original Agreement, or (b) conceived, invented, created, or acquired, by Amdocs or Third Parties after the Effective Date, but only to the extent such information and developments do not constitute Customized Materials hereunder and do not include Clearwire Confidential Information. Standard Materials shall include but not be limited to the Generic Product.
12.1.108	Steering Committee
               “Steering Committee” has the meaning set forth in Section 4.1.
12.1.109	Sub System Testing
               “Sub System Testing” shall mean the testing of the individual software application for functionality, independent of interactions with other applications or other software systems.
12.1.110	Subcontractor
                “Subcontractor” means contractors, vendors, agents and consultants retained by either Party to perform services hereunder and in relation to this Agreement.
12.1.111	Subscriber
                “Subscriber” means any and all of the following (unless the defined subcategory is specifically used in which case only the specific definition shall apply):
               (a) [*****];
               (b) [*****];
               (c) [*****];
               (d) [*****]; and
               (e) [*****].
               The Parties agree that as new Clearwire services are made available to Clearwire customers there may be a need for creating a new category for billing (i.e. different fees), based on various criteria, including but not limited to the services being provided by Clearwire and required of the Customized Product.
               The Parties further agree to re-evaluate the definition of a Subscriber before the end of 2010.
12.1.112	Subsidiary
               “Subsidiary” shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, whether through ownership of voting securities or otherwise. For this purpose, and without limiting the foregoing, any Person that has the power to vote [*****]% or more of the voting interests of any other Person or owns [*****]% or more of the beneficial interests in income or capital shall be deemed to control such other Person.

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12.1.113	Suspension
               “Suspension” shall have the meaning set forth in Section 4.4.3.
12.1.114	System Test Results
               “System Test Results” shall mean a daily report of system test progress.
12.1.115	System Testing
               “System Testing” shall mean the testing of (i) the entire software system (i.e., any or all of the Customized Products, as applicable) for functionality and interaction among modules and (ii) testing of interface functionality between the software system and other required Clearwire and/or Third Party systems using mock data inputs/outputs.
12.1.116	Term
               “Term” means the period during which Amdocs shall be obligated to provide the Services, as specified in Section 6.1.
12.1.117	Termination Date
               “Termination Date” means the date for termination set forth in a Termination Notice, as further described in Section 6. The issuance of Termination Notice and the respective Termination Date may vary between the causes.
12.1.118	Termination Notice
               “Termination Notice” means the written notice that must be given before termination in accordance with the termination process described in Section 6. The issuance of Termination Notice and the respective Termination Date may vary between the causes.
12.1.119	Termination Statement
               “Termination Statement” has the meaning set forth in Section 6.2.1.
12.1.120	Testing Activities
               “Testing Activities” has the meaning set forth in Section 4.3.1.
12.1.121	Testing Environment
               “Testing Environment” means the software and hardware environment (i.e., computers and software applications) necessary for the performance of the Testing Activities.
12.1.122	Third Party

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               “Third Party” means a Person other than Clearwire and Amdocs and their respective Subsidiaries, Affiliates, directors, officers and employees.
12.1.123	Unfavorable CPS Points
               “Unfavorable CPS Points” means the points assigned to the [*****].
12.1.124	Unit Testing
               “Unit Testing” shall mean the testing of the individual software modules for functionality, independent of interactions with other modules or other software systems.
12.1.125	United States
               “United States” means the United States of America.
12.2	Interpretation
          The table of contents and the headings of the Articles, Sections and Schedules in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. References herein to numbered Articles and Sections and lettered Schedules refer to the Articles, Sections and Schedules hereof, unless otherwise specified. A term defined in the singular shall include the plural and vice versa when the context so indicates.
13	GENERAL
13.1	Assignment and Binding Nature
               (a) Subject to the provisions of paragraph (b) of Subsection 13.12 hereof, Amdocs may not delegate its obligations without the prior written consent of Clearwire, which may be withheld in its sole discretion.
               (b) Clearwire may assign its rights hereunder to any Clearwire Subsidiary and/or Affiliate or successor of Clearwire who receives or agrees to receive the Services, on the condition that such assignee agrees in a written undertaking to assume all of Clearwire’s obligations hereunder and that Clearwire delivers a copy of such written undertaking to Amdocs; provided, however, that if any such successor is an Amdocs Competitor, Clearwire shall be required to obtain the consent of Amdocs prior to such assignment; provided, further, however, that in the event that Amdocs does not give such consent to the assignment within ten (10) days of the date of any Clearwire request for such consent, Clearwire shall have the right to terminate this Agreement in accordance with the provisions of Section 6.2.1 hereof, but without the payment of any exit fee. For the avoidance of doubt, any assignment hereunder to a successor of Clearwire who has a Subsidiary or Affiliate that is an Amdocs Competitor shall not be deemed an assignment to an Amdocs Competitor requiring the consent of Amdocs hereunder. In addition, in the event that Clearwire assigns this Agreement to any Person having a Credit Rating of “B” or above as of the date of assignment, Clearwire shall be released from, and be relieved of, all of its financial obligations to Amdocs hereunder, upon the assumption of such obligations by the assignee. For the purpose of this subsection, “Credit Rating” shall mean the rating category provided by Moody’s Investors Services, Inc., or its successor, with respect to any short-term obligations issued by the person who is the subject of the Credit Rating.
               (c) Amdocs’ and Clearwire’s respective permitted successors and assigns shall be bound by this Agreement.

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               (d) Any attempted assignment or delegation of all or any part of this Agreement that does not comply with this Section 13.1 is void.
13.2	Audits, Records
               (a) Amdocs shall maintain complete and accurate records and books of account with respect to this Agreement utilizing United States generally accepted accounting principles (“GAAP”), consistently applied and complying in all respect with all applicable laws. Such records and books, and the accounting controls related thereto, shall be sufficient to provide reasonable assurance that: (i) transactions are recorded so as to permit the preparation of Amdocs’ financial statements in accordance with GAAP and to maintain accountability for its assets; and (ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (b) Amdocs shall retain [*****], from the end of each calendar year during the Term, or such longer period as may be required by law, all records and information required to verify amounts invoiced by Amdocs under this Agreement for such calendar year.
               (c) Amdocs will provide Clearwire with information and reports reasonably sufficient for Clearwire to confirm that Amdocs’ systems, processes and controls employed in providing the Services meet and comply with standards that minimize operational and financial risk at a level and to an extent consistent with [*****]. Amdocs shall, [*****] provide Clearwire with two copies of all reports prepared by Amdocs relevant to Amdocs’ enterprise-wide financial or operational controls or risk management practices, or such controls and practices, including Amdocs’ third-party audit report, when such reports pertain to the Services. Amdocs will make available [*****] to Clearwire, [*****] the results of any audit conducted pursuant to [*****] (or any applicable successor thereto) for Amdocs, any of Amdocs’ Affiliates or their contractors, agents or representatives relating to Amdocs’ operating practices and procedures to the extent related to the Services or Clearwire. Clearwire and Amdocs will mutually agree upon the scope and degree of the controls to be tested prior to the commencement of any audit under this paragraph.
               (d) In addition, Amdocs will cause independent auditors to conduct [*****], and make available promptly to Clearwire the results of, an audit conducted under [*****] (or any applicable successor thereto) of Amdocs, its Affiliates or their contractors, agents or representatives relating to Amdocs’ operating practices and procedures to the extent related to the Services or Clearwire. The report prepared shall be a [*****] report under such standard and the auditors preparing it shall be a firm of certified public accountants that is registered with the Public Company Accounting Oversight Board [*****]. Clearwire and Amdocs will mutually establish the criteria for and timing of such annual audits, but if Clearwire does not specify the timing of any such audits then Amdocs will deliver or arrange for delivery of the results of the audits for the period ending [*****], to be delivered to Clearwire prior to [*****], including any renewal period and the term of any post termination transition services.
               (e) If the auditor determines that Amdocs’ systems, processes and controls employed in providing the Services contain [*****] material weaknesses or significant deficiencies, or otherwise fail to meet and comply in any material respect (that would prohibit Clearwire from fulfilling certification obligations required by any law or regulation) with standards that minimize operational and

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financial risk, Clearwire may request and Amdocs will implement [*****]. Clearwire will cause its independent auditors to confirm, [*****] that such matters [*****]. To the extent that Clearwire desires that an independent auditor conduct additional [*****] audits other than in accordance with the preceding provisions of this Section it may do so, but such audits will be conducted [*****]. Clearwire will have the right to share [*****] audit reports, and the certifications provided for under paragraph (d) with Clearwire Affiliates and Clearwire Entities, including resellers (i.e., those partners of Clearwire who purchase service from Clearwire and resell it on a wholesale basis), provided that such resellers are bound by confidentiality obligations consistent with those set forth in this Agreement and Clearwire obtains Amdocs’ consent to such sharing of the [*****] audit reports [*****].
               (f) Amdocs will provide, [*****] an annual year-end representation letter, in form and substance reasonably satisfactory to Clearwire, that confirms that no material changes have occurred in Amdocs’ processes between the period of the delivered [*****] report and Clearwire’s fiscal year end. If significant changes have occurred, Amdocs will be responsible for any additional audit work required in order to provide comfort with the controls around the new or changed process. Such annual representation letter will be delivered within [*****] of the end of Clearwire’s fiscal year.
               (g) Amdocs shall provide Clearwire with commercially reasonable assistance enabling Clearwire to meet its audit requirements as set forth in this Section 13.2 (Audits, Records).
               (h) Amdocs shall provide to Clearwire and its authorized representatives who agree to be bound by obligations of confidentiality similar to those set forth in Section 7 (Confidential Information and Security) (and in the case of Third-Party consultants other than Clearwire’s independent auditors, who sign a confidentiality agreement with Amdocs containing substantially similar obligations of confidentiality) access to the Data Centers and Amdocs’ operations so as to enable Clearwire to validate Amdocs’ operations relating to the performance of the Services hereunder. Amdocs shall further provide to Clearwire’s independent auditors, who agree to be bound by obligations of confidentiality similar to those set forth in Section 7 (Confidential Information and Security) access to the pertinent portions of its records and books of accounts to enable Clearwire (through such independent auditors) to conduct appropriate validations (“Audits”) of Amdocs’ invoices to Clearwire relating to the performance of Services. Such records and reports shall be maintained by Amdocs at a principal business office and Clearwire, upon prior written notice, may examine and make extracts of information and copy parts thereof to the extent necessary for Clearwire to validate the accuracy of Amdocs’ invoices, at any reasonable time during normal business hours. The Audits shall be for the purpose of validating that:
                    (i) [*****];
                    (ii) [*****];
                    (iii) [*****];
                    (iv) [*****];
                    (v) [*****].
               (i) Audits shall:

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                    (i) occur no more than [*****], unless required to meet Clearwire Legal Requirements;
                    (ii) not be permitted if it materially impact on Amdocs’ ability to perform the Services in accordance with the CPSs, unless Clearwire relieves Amdocs from meeting the applicable CPSs;
                    (iii) be conducted expeditiously, efficiently, and at mutually agreed upon business hours; and
                    (iv) be conducted upon reasonable prior written notice, which normally shall be at least [*****], but may be less if Amdocs and Clearwire agree that certain Audits, such as security Audits, may be conducted upon shorter notice.
               (j) Clearwire and its auditors shall have access to Amdocs locations to the extent reasonably necessary to Audit Amdocs’ performance of the Services, including without limitation, compliance with the security requirements set forth in this Agreement and the Parties will cooperate in good faith to protect the interests and privacy of other Amdocs customers served from such locations.
               (k) Clearwire shall be permitted to designate a Third Party auditor (who is not an Amdocs Competitor) to perform the Audit, [*****] on a non-contingent basis, provided such Third Party auditor agrees to be bound by confidentiality obligations similar to those set forth in Section 7 (Confidential Information and Security).
               (l) If an Audit demonstrates that Amdocs’ invoices for the Services for the audited period were not correct, Amdocs shall promptly credit Clearwire for the amount of any paid overcharges, or Clearwire shall promptly pay Amdocs for the amount of any undercharges. In the event that any Audit reveals an overcharge greater than [*****] for the audited period, [*****] shall pay the direct expenses associated with such Audit.
               (m) Amdocs shall incorporate this paragraph verbatim into any agreement it enters into with any Subcontractor providing Services under this Agreement, changing it only to substitute the name of the Subcontractor for that of Amdocs.
13.3	Data Privacy
          In performing their obligations hereunder, the Parties agree to comply with the data privacy requirements set forth in Schedule P.
13.4	Force Majeure
               (a) As used herein, “Force Majeure Event” shall mean a cause beyond the reasonable control of a non-performing Party, including but not limited to acts of God, act of governmental body or military authority, fire, explosion, power failure, flood, epidemic, riot or civil disturbance, war, sabotage, , insurrections, blockades, embargoes, storms, earthquakes, elements of nature, terrorism, rebellions or revolutions in the United States, or similar event; provided, however, that “Force Majeure Event” expressly excludes the following: any event that Amdocs could reasonably

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have prevented by testing, work-around, or other exercise of diligence, including (but not limited to) any failure to provide Services in accordance with the provisions of this Agreement as a result of any power failure that could have been prevented by access to redundant power supplies; any strike, walkout, or other labor shortage that could have been prevented by automation of functions necessary to provide the Services or negotiations; any failure of any system, facilities, or hardware that could have been prevented by testing, and any cause or event caused by the negligence of a Party or a breach by a Party of this Agreement.
               (b) Neither Party will be liable for any default or delay in the performance of its obligations (including but not limited to Default), to the extent that such default or delay is caused, directly or indirectly, by a Force Majeure Event. However, the Party suffering the Force Majeure Event shall have a duty to mitigate the effects of the Force Majeure Event (to the extent such Force Majeure Event does not prevent such mitigation) and, except as otherwise expressly provided in this Agreement, shall not be entitled to damages or reimbursement for its losses or additional costs suffered as a result of the Force Majeure Event.
               (c) If a Force Majeure Event is the material contributing cause of a Party’s failure to perform any of its obligations hereunder, such obligations, after notification by such Party to the other Party, shall be deemed suspended to the extent such obligations are directly affected by such Force Majeure Event, until the Force Majeure Event has ended and a reasonable period of time for overcoming the effects thereof has passed; provided, however, that if a Force Majeure Event results in Amdocs being unable to perform during any period any or all of the Services in accordance with the terms hereof, Clearwire shall: (i) not be required to pay for any such Services which Amdocs is unable to perform; (ii) be entitled, without the payment of the fees described in Section 6.2.1, to engage an alternate provider, on an interim basis, to perform the Services that Amdocs is unable to perform as a result of the Force Majeure Event until such time as Amdocs is able again to perform the Services in accordance with the terms hereof; (iii) be entitled to benefit from a share of Amdocs’ resources devoted to returning Amdocs to full performance of all Services hereunder, that is equal to or greater than the share of such resources that Amdocs allocates to other of its customers with whom it has agreements that are similar to this Agreement; and (iv) have the right to terminate this Agreement in accordance with the terms of Section 6.2.2. Both Parties shall use their best efforts to minimize delays that occur due to a Force Majeure Event; provided, however, that this Section shall not be construed so as to require Amdocs to provide disaster recovery services beyond those described in the in the Disaster Recovery Plan as such Disaster Recovery Plan may be revised from time to time by agreement of the Parties.
               (d) This Section does not affect Amdocs’ obligation to provide the disaster recovery services to the extent set forth in the Disaster Recovery Plan, provided that the Force Majeure Event does not prevent the provision of such disaster recovery services by Amdocs.
13.5	Freedom of Action
               (a) Amdocs may enter into similar agreements with others and develop and provide hardware, software, or services that are similar to or competitive with the hardware, software, and Services provided under this Agreement, except to the extent that such hardware, software, or services infringe Clearwire’s patent rights or copyrights, misappropriate or use in any manner Clearwire’s Confidential Information.

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               (b) Amdocs personnel providing Services to Clearwire under this Agreement may perform similar services for others, and may use the Customized Materials to the extent permitted under Section 8 (Intellectual Property Rights), but only so long as those Amdocs personnel shall not use or convey any of Clearwire’s Confidential Information (including any such Confidential Information contained, if any, in the Customized Materials).
13.6	Governing Law and Jurisdiction
               (a) The laws of the State of New York will govern the construction and enforcement of all of the rights, duties, and obligations arising under, or relating in any manner to, the subject matter of this Agreement, notwithstanding any conflicts of law principles.
               (b) Except as specifically otherwise provided under this Agreement, any dispute under this Agreement that cannot be resolved amicably through the escalation procedure described in Section 4.3.5, shall be referred to and resolved by arbitration, [*****]. Each arbitrator shall have at least five years of experience in international business. The arbitration shall be conducted in New York City by three Arbitrators and the language of the arbitration shall be English. The Arbitrator shall be appointed by agreement of the Parties; in the event that the Parties fail to agree upon the appointment of the Arbitrator within [*****] after a notice of arbitration is given by either Party to the other, then the Arbitrator shall be selected and appointed at the request of either Party [*****]. The Arbitrators’ decisions shall be based upon the provisions of this Agreement, including, but not limited to, the provisions of Section 6, Section 10, and Section 11. The Arbitrators shall have no power or authority to make or issue orders of any kind except as permitted by this Agreement. The Arbitrators will be required to furnish, promptly upon conclusion of the arbitration, a written decision, setting out the reasons for the decision. The decision of the Arbitrator shall be final and binding on the Parties, shall not be subject to appeal, and shall be enforceable by either party in any court of competent jurisdiction. Judgment on the award or any other final or interim decision rendered by the tribunal may be entered, registered or filed for enforcement purposes in any court having jurisdiction thereof. [*****].
               (c) The Parties waive the right to a jury trial of any issue that is properly the subject of arbitration under this Agreement.
               (d) Nothing in this Agreement affects any statutory rights that cannot be waived or limited by contract under applicable law.
13.7	Risk of Loss
          Clearwire is responsible for risk of loss of and damage to equipment owned, leased, or rented by Amdocs that is located on Clearwire’s premises and any loss of and damage to software owned by or licensed to Amdocs that is in Clearwire’s possession at the time of such loss or damage. Amdocs is responsible for risk of loss of and damage to equipment owned, leased, or rented by Clearwire that is located on Amdocs’ premises and any loss of and damage to software owned by or licensed to Clearwire that is in Amdocs’ possession at the time of such loss or damage.
13.8	Interpretation

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          Amdocs and Clearwire drafted and negotiated this Agreement jointly, and such Agreement shall be construed neither against nor in favor of either, but rather in accordance with its fair meaning. Time is of the essence in the performance of Amdocs obligations hereunder.
13.9	Modifications
               (a) Modifications to this Agreement may be made only by a written amendment signed by authorized representatives for each of the Parties.
               (b) Any terms on any order or written understanding that are not signed by Amdocs and Clearwire are void. Any pre-printed terms that may appear on Amdocs’ invoices or any of Clearwire’s documents which add to, vary from or conflict with the provisions of this Agreement shall be void.
               (c) Modifications in any other form are void.
13.10	Notifications and Approvals
               (a) Any notification, demand or communication which under the terms of this Agreement or otherwise must or may be given or made by Amdocs or Clearwire shall be in writing and shall be: (i) given in person, (ii) made by any delivery (courier) services requiring signature of receipt or by fax, addressed or transmitted as the case may be, to the respective Parties’ addresses specified below, or (iii) sent by local postal services as provided below.
               (b) Amdocs and Clearwire may also communicate with each other for their day-to-day project activities and management to be performed under this Agreement by electronic means. An identification code (called a user ID) contained in an electronic document will be deemed sufficient to verify the sender’s identity and the document’s authenticity.
               (c) Unless specified otherwise in this Agreement, when either Party is required to provide notice to the other, such notice shall be deemed given upon the earlier of:
                    (i) when delivered within the same country, upon the earlier of:
                         (1) the day of receipt, if delivered in person or electronically;
                         (2) the first business day after being given to an express courier with a reliable system for tracking delivery or the transmission by fax and receipt by the sender of a confirmation of transmission showing successful completion of the transmission; or
                         (3) the third business day after the date of mailing, when using local postal services, registered or certified mail (airmail or first class mail), return receipt requested, postage prepaid; and
                    (ii) when delivered to Amdocs or Clearwire in a different country:
                         (1) in person, electronically or by fax, the same as above; or

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                         (2) by express courier or postal services, as provided above within the time frames for delivery generally stated by the courier service or the local postal service, respectively, but no greater than ten (10) business days.
     Amdocs and Clearwire shall provide notifications under this Agreement to the following:
If to Amdocs:
AMDOCS SOFTWARE SYSTEMS LIMITED
1ST Floor, Block S
East Point Business Park Dublin 3, Ireland
Telephone: +353 1 4393661
Fax: +353 1 8230970
Attention: Division President; Managed Services
With copies to:
Amdocs
Harborside Financial Center
Plaza 5, Suite 2700
Jersey City, NJ 07311
Attention: General Counsel
Telephone: (201) 631-3200
Fax: (201) 631-3269
If to Clearwire:
4400 Carillon Point
Kirkland, WA 98033
Attention: Chief Financial Officer
Telephone: (425) 216-7794
Facsimile: (425) 216-7195
With a copy to the attention of Chief Customer Care Officer addressed as follows:
4400 Carillon Point
Kirkland, WA 98033
Attention: Chief Customer Care Officer
Telephone: (702) 965-1440
And an additional copy to the attention of Clearwire’s counsel addressed as follows:
4400 Carillon Point
Kirkland, WA 98033
Attention: General Counsel
Telephone: (425) 216-7859
Fax: (425) 216-7776

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               (d) Either Party may change its address, phone, and facsimile numbers for notification purposes by giving the other prior written notice of the new information and its effective date.
13.11	Publicity
               (a) Each Party must obtain the other’s prior written consent before publicly using any advertising, written sales promotion, press releases, or other publicity matters relating to this Agreement or in which the other’s name is used or may reasonably be inferred which consent shall not be unreasonably withheld; provided, however, that the Parties agree that Amdocs during the Term may publicly refer to Clearwire as its customer, and refer to the existence of this Agreement (but not disclose any of the contents hereof).
               (b) Notwithstanding paragraph (a) above, each of the Parties may include the names of the Parties, the existence of this Agreement, and a factual description of the work performed under this Agreement:
                    (i) on employee bulletin boards;
                    (ii) in internal business planning documents;
                    (iii) in its annual report to stockholders; and
                    (iv) whenever necessary to comply with generally accepted accounting principles or applicable laws.
               (c) The Parties agree that, upon the execution of this Agreement, Clearwire and Amdocs will issue a joint press release regarding the scope of this Agreement, provided that the content of the press release and the timing of its distribution are agreed to by both Parties and the press release has received the prior written approval and consent of Clearwire and Amdocs.
13.12	Relationship, Subcontractors
               (a) This Agreement shall not be construed as:
                    (i) constituting either Party to be a partner of the other;
                    (ii) creating any form of legal association between Clearwire and Amdocs that would impose liability upon one for the act or failure to act of the other, or any form of a fiduciary relationship or duty between Amdocs and Clearwire; or
                    (iii) granting Clearwire or Amdocs the right, power, or authority (express or implied) to create any duty or obligation for the other.
               (b) Amdocs may perform its obligations hereunder as follows: (i) through any Subsidiaries of Amdocs’ ultimate parent corporation, without the need to request Clearwire’s consent; (ii) through Amdocs ultimate parent corporation without the need to request Clearwire’s consent; or (iii) through the use of Amdocs-selected independent contractors, including hardware and

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software vendors; provided, however, that Amdocs shall not perform in excess of [*****] of the Services (determined on the basis of actual hours worked and actual headcount during any month of the Term) using such Amdocs-selected contractors without the prior written consent of Clearwire, which consent shall not be unreasonably withheld, and in all events, subject to such entities being bound by confidentiality obligations similar to those set forth in Section 7 hereof. Amdocs shall not be relieved of its obligations under this Agreement by use of any Subcontractors, including its obligations herein with respect to performance standards service levels and quality. All Amdocs Subcontracts (including purchase orders) shall specify that the Subcontractor is, to the extent applicable, subject to, and bound by, all of the duties and obligations of Amdocs under this Agreement. Amdocs shall be responsible for supervising the activities and performance of each Subcontractor and shall be jointly and severally responsible with each Subcontractor for any act or failure to act of such Subcontractor. If Clearwire determines in good faith that the performance or conduct of any Amdocs Subcontractor is unsatisfactory, Clearwire may notify Amdocs of its determination in writing, indicating the reasons therefor, in which event Amdocs shall promptly take all necessary actions to remedy promptly the performance or conduct of such Subcontractor or to replace such Subcontractor by another Third Party or by Amdocs personnel. Upon Clearwire’s request, Amdocs shall promptly provide to Clearwire, for Clearwire’s review, a copy of any material contract between Amdocs and a Subcontractor of Amdocs that relates to the performance of the Services hereunder provided that any such contracts shall be considered “Confidential Information” hereunder; and provided, further, that except with respect to the Print Vendor Pass Through Agreement, Amdocs shall be permitted to redact any pricing information contained in such contracts prior to providing them to Clearwire. Amdocs covenants that its arrangements with Subcontractors shall not prohibit or restrict such Subcontractors from entering into direct agreements with Clearwire.
13.13	Severability
          If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall not in any way be affected or impaired, and the invalid, illegal, or unenforceable provision shall be restated to reflect the original intentions of Clearwire and Amdocs under this Agreement as nearly as possible in accordance with applicable laws.
13.14	Survival
          Any terms of this Agreement that by their nature extend beyond its expiration or termination shall remain in effect until fulfilled, including Section 1; Section 7, Section 13.6, Section 9, Section 8, Section 10, Section 5.2, Section 13.14, Section 13.15, and Section 11, as well as any specific limitations period.
13.15	Third Party Beneficiaries
          This Agreement does not create any benefits, rights, claims, obligations, or causes of action in, to, or on behalf of, any person or entity (including Affiliates, Third Parties, or Subcontractors) other than to Clearwire and Amdocs under this Agreement, except as set forth in Section 9 and Section 10.
13.16	Waiver

Customer Care and Billing Services Agreement	Confidential

          The exercise or waiver, in whole or in part, of any right, remedy, or duty provided for in this Agreement shall not constitute the waiver of any prior, concurrent, or subsequent right, remedy, or duty within this Agreement.
13.17	Captions; Section Numbers
          Captions, Tables of Contents, Indices of Definitions, and Schedule and Exhibit titles are used herein for convenience only and may not be used in the construction or interpretation of this Agreement. Any reference herein to a particular Section number (e.g., “Section [___]”), shall be deemed a reference to all Sections of this Agreement that bear sub-numbers to the number of the referenced Section (e.g., Sections [___], [___], etc.).
13.18	Counterparts
          This Agreement may be executed in duplicate counterparts. Each such counterpart shall be an original and both together shall constitute but one and the same document. This Agreement shall not be deemed executed unless nor until at least one counterpart bears the signatures of both parties’ designated signatories.
13.19	Entire Agreement
          The terms and conditions contained in this Agreement constitute the entire Agreement between Clearwire and Amdocs with respect to the subject matter hereof and supersede all prior oral and written quotations, communications, representations, agreements and understandings of the Parties with respect to the subject matter hereof (including but not limited to the Letter of Agreement between the Parties dated December 15, 2008).
13.20	Order of Precedence
          In the event of conflict in substance or impact between this Agreement and any Schedule, Attachment, or Exhibit, this Agreement controls, subject to the right of Clearwire and Amdocs to mutually amend this Agreement and Attachments, Exhibits, and Schedules as set forth herein.
(signature page follows)

Customer Care and Billing Services Agreement	Confidential

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

CLEARWIRE US LLC		AMDOCS SOFTWARE SYSTEMS LIMITED

By:	/s/ William Morrow	By:	/s/ Neville Walker

Name:	William Morrow	Name:	Neville Walker

Title:	CEO	Title:	Deputy General Manager

Customer Care and Billing Services Agreement	Confidential